                            WHEN RECORDED, RETURN TO:
                            -------------------------





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                         MORTGAGE AND SECURITY AGREEMENT



         THIS MORTGAGE AND SECURITY AGREEMENT (this "Mortgage") is made as of the ____ day of February 1999, by AMERICAN INTERNATIONAL REFINERY, INC., a Louisiana corporation ("Mortgagor"), having an address at 444 Madison Avenue, Suite 3203, New York, New York 10022 for the benefit of HALIFAX FUND, L.P., a Cayman Islands limited partnership ("Mortgagee"), whose address is c/o Palladin Group, L.P., 195 Maplewood Avenue, Maplewood, New Jersey 07040.


                                    RECITALS:

         A. Mortgagor is a wholly-owned subsidiary of American International Petroleum Corporation, a Nevada corporation ("AIPC").

         B. AIPC desires to sell and issue to certain investors ("Investors") 5% Convertible Secured Debentures due February __, 2004 (together with any and all renewals, modifications, amendments, restatements, consolidations, substitutions, and extensions thereof, the "Debentures"), in the aggregate principal amount of $10,000,000 at an aggregate price of $10,000,000, on the terms and conditions set forth in the Debentures.

         C. The Debentures will be convertible into shares of common stock, $0.08 par value per share, of AIPC ("Common Stock"), pursuant to the terms of the Debentures, and the holders of the Debentures will have registration rights with respect to such Common Stock and certain other securities of AIPC pursuant to the terms of that certain Registration Rights Agreement to be entered into between AIPC and the Investors of even date herewith ("Registration Rights Agreement").

         D. To induce the Investors to purchase the Debentures, AIPC has agreed to cause Mortgagor to grant to the Mortgagee pursuant to the terms of this Mortgage a first priority mortgage on the Real Estate and Improvements (hereinafter defined), and a first priority security interest in the fixed assets and other equipment comprising Mortgagor's petroleum refinery.

         E. Mortgagor will derive substantial benefit from the transactions contemplated by this
Mortgage.


                              W I T N E S S E T H:
                              --------------------

         THAT FOR VALUABLE CONSIDERATION, INCLUDING THE INDEBTEDNESS HEREIN RECITED AND THE MORTGAGE HEREIN GRANTED, THE RECEIPT AND SUFFICIENCY OF WHICH IS HEREBY ACKNOWLEDGED, MORTGAGOR HEREBY MORTGAGES, AFFECTS AND HYPOTHECATES AND ASSIGNS AND GRANTS A SECURITY INTEREST, TO AND IN FAVOR OF MORTGAGEE, ITS SUCCESSORS AND ASSIGNS, in all of Mortgagor's estate, right, title and interest in, to and under any and all of the following described property, whether now owned or hereafter acquired (collectively, the "Property"):

                                GRANTING CLAUSES

         (A) All that certain real property situated in the State of Louisiana, located at 4646 Highway 2059, Old Town Road, Lake Charles, Louisiana, as more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Real Estate"), together with all of the easements, rights, privileges, franchises, tenements, hereditaments and appurtenances now or hereafter thereunto belonging or in any way appertaining and all of the estate, right, title, interest, claim and demand whatsoever of Mortgagor therein or thereto, either at law or in equity, in possession or in expectancy, now or hereafter acquired;

         (B) All structures, buildings and improvements of every kind and description now or at any time hereafter located or placed on the Real Estate (the "Improvements");

         (C) All easements, rights-of-way, strips and gores of land, vaults, streets, ways, alleys, passages, sewer rights, and other similar rights now or hereafter located on the Real Estate or under or above the same or any part or parcel thereof, and all estates, rights, titles, interests, tenements, hereditaments and appurtenances, reversions and remainders whatsoever, in any way belonging, relating or appertaining to the Real Estate or any part thereof, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired by Mortgagor;

         (D) All furniture, furnishings, fixtures, goods, equipment and personal property owned by Mortgagor and now or hereafter located on, attached to or used in or about the Improvements, including, but not limited to, all items listed on Exhibit B attached hereto, all machines, engines, boilers, dynamos, elevators, stokers, tanks, cabinets, awnings, screens, shades, blinds, carpets, draperies, lawn mowers, and all appliances, plumbing, heating, air conditioning, lighting, ventilating, refrigerating, disposal and incinerating equipment, and all fixtures and appurtenances thereto, and such other goods and chattels and personal property owned by Mortgagor as are now or hereafter used or furnished in operating the Improvements, or the activities conducted therein, and all building materials and equipment hereafter situated on or about the Real Estate or Improvements, and all warranties and guaranties relating thereto, and all additions thereto and substitutions and replacements therefor (exclusive of any of the foregoing owned or leased by tenants of space in the Improvements);

         (E) All water, water courses, ditches, wells, reservoirs and drains and all water, ditch, well, reservoir and drainage rights and powers which are appurtenant to, located on, under or above or used in connection with the Real Estate or the Improvements, or any part thereof, together (i) with all utilities, utility lines, utility commitments, utility capacity, capital recovery charges, impact fees and other fees paid in connection with same, (ii) reimbursements or other rights pertaining to utility or utility services provided to the Real Estate and/or Improvements and (iii) the present or future use or availability of waste water capacity, or other utility facilities to the extent same pertain to or benefit the Real Estate and/or Improvements, including, without limitation, all reservations of or commitments or letters covering any such use in the future, whether now existing or hereafter created or acquired;

         (F) All minerals, crops, timber, trees, shrubs, flowers and landscaping features now or hereafter located on, under or above the Real Estate;

         (G) All leases, licenses, tenancies, concessions and occupancy agreements of the Real Estate or the Improvements now or hereafter entered into and all rents, royalties, issues, profits, revenue, income and other benefits (collectively, the "Rents" or "Rents and Profits") of the Real Estate, the Improvements, or the fixtures or equipment, now or hereafter arising from the use or enjoyment of all or any portion thereof or from any lease, license, tenancy, concession, occupancy agreement or other agreement pertaining thereto or arising from any of the Contracts (as hereinafter defined);

         (H) All contracts and agreements now or hereafter entered into covering any part of the Real Estate or the Improvements (collectively, the "Contracts") and all revenue, income and other benefits thereof, including, without limitation, management agreements, service contracts, maintenance contracts, equipment leases, personal property leases and any contracts or documents relating to construction on any part of the Real Estate or the Improvements (including plans, specifications, studies, drawings, surveys, tests, operating and other reports, bonds and governmental approvals) or to the management or operation of any part of the Real Estate or the Improvements;

         (I) All present and future monetary deposits given to any public or private utility with respect to utility services furnished to any part of the Real Estate or the Improvements;

         (J) All general intangibles (including, without limitation, trademarks, trade names, servicemarks and symbols) now or hereafter used in connection with any part of the Real Estate or the Improvements, all names by which the Real Estate or the Improvements may be operated or known, all rights to carry on business under such names, and all rights, interests and privileges which Mortgagor has or may have as developer or declarant under any covenants, restrictions or declarations now or hereafter relating to the Real Estate or the Improvements) and all notes or chattel paper now or hereafter arising from or by virtue of any transactions related to the Real Estate or the Improvements (collectively, the "General Intangibles");

         (K) All water taps, sewer taps, certificates of occupancy, permits, special permits, uses, licenses, franchises, certificates, consents, approvals and other rights and privileges now or hereafter obtained in connection with the Real Estate or the Improvements and all present and future warranties and guaranties relating to the Improvements or to any equipment, fixtures, furniture, furnishings, personal property or components of any of the foregoing now or hereafter located or installed on the Real Estate or the Improvements;

         (L) All building materials, supplies and equipment now or hereafter placed on the Real Estate or in the Improvements and all architectural renderings, models, drawings, plans, specifications, studies and data now or hereafter relating to the Real Estate or the Improvements;

         (M) All right, title and interest of Mortgagor in any insurance policies or binders now or hereafter relating to the Property including any unearned premiums thereon;

         (N) All proceeds, products, substitutions and accessions (including claims and demands therefor) of the conversion, voluntary or involuntary, of any of the foregoing into cash or liquidated claims, including, without limitation, proceeds of insurance and condemnation awards; and

         (O) All other or greater rights and interests of every nature in the Real Estate or the Improvements and in the possession or use thereof and income therefrom, whether now owned or hereafter acquired by Mortgagor.

         FOR THE PURPOSE OF SECURING:

         (1) The debt evidenced by the Debentures issued by AIPC of even date with this Mortgage, together with interest and any fees as therein provided;

         (2) The full and prompt payment and performance of all of the provisions, agreements, covenants and obligations herein contained and contained in any other agreements, documents or instruments now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced by the Debentures (the Debentures, this Mortgage and such other agreements, documents and instruments, together with any and all renewals, amendments, extensions and modifications thereof, are hereinafter collectively referred to as the "Transaction Documents") and the payment of all other sums therein covenanted to be paid;

         (3) Any and all future or additional advances (whether or not obligatory) made by Mortgagee to protect or preserve the Property, or the lien or security interest created hereby on the Property, or for taxes, assessments or insurance premiums as hereinafter provided or for performance of any of Mortgagor's obligations hereunder or under the other Transaction Documents or for any other purpose provided herein or in the other Transaction Documents (whether or not the original Mortgagor remains the owner of the Property at the time of such advances), together with interest per annum thereon at the Citibank Prime Rate (as defined in the Debentures) plus 8% (the "Default Interest Rate");

         (4) The obligations of AIPC to make any payment of money under the terms of the Registration Rights Agreement.

         (5) Any and all other indebtedness now owing or which may hereafter be owing by Mortgagor to Mortgagee, up to a maximum amount of $20,000,000, however and whenever incurred or evidenced, whether express or implied, direct or indirect, absolute or contingent, or due or to become due, and all renewals, modifications, consolidations, substitutions, replacements and extensions thereof.

(All of the sums referred to in Paragraphs (1) through (5) above are herein sometimes referred to as the "secured indebtedness" or the "indebtedness secured hereby").

         TO HAVE AND TO HOLD the Property unto Mortgagee, its successors and assigns, forever, for the purposes and uses herein set forth.

         PROVIDED, HOWEVER, that at such time as the face amount of the outstanding Debentures is equal to less than $3,000,000, and all other sums due under the Debentures shall have been paid at the time and in the manner stipulated therein or converted to shares of Common Stock, and all other sums payable under this Mortgage shall have been paid and all other covenants contained in the Transaction Documents shall have been performed, then, in such case, this Mortgage shall be satisfied and the estate, right, title and interest of Mortgagee in the Property shall cease, and upon payment to Mortgagee of all costs and expenses incurred for the preparation of the release hereinafter referenced and all recording costs if allowed by law, Mortgagee shall release this Mortgage and the lien hereof by proper instrument.

                                   ARTICLE I.
                             COVENANTS OF MORTGAGOR


         For the purpose of further securing the indebtedness secured hereby and for the protection of the security of this Mortgage, for so long as the indebtedness secured hereby or any part thereof remains unpaid; Mortgagor represents, covenants and agrees as follows:

         1.1. Warranties of Mortgagor. Mortgagor, for itself and its successors and assigns, does hereby represent, warrant and covenant to and with Mortgagee, its successors and assigns, that:

                  (a) Mortgagor has good, marketable and indefeasible fee simple title to the

Property, subject only to those matters expressly set forth on Exhibit C attached hereto and by this reference incorporated herein (the "Permitted Exceptions"), and has full power and lawful authority to assign and encumber its interest in the Property in the manner and form hereby done or intended. Mortgagor will preserve its interest in and title to the Property and will forever warrant and defend the same to Mortgagee against any and all claims whatsoever and will forever warrant and defend the validity and priority of the lien and security interest created herein against the claims of all persons and parties whomsoever, subject to the Permitted Exceptions. The foregoing warranty of title shall survive the foreclosure or other enforcement of this Mortgage and shall inure to the benefit of and be enforceable by Mortgagee in the event Mortgagee acquires title to the Property pursuant to any foreclosure or otherwise;

                  (b) No bankruptcy or insolvency proceedings are pending or contemplated by Mortgagor or, to the best knowledge of Mortgagor, against Mortgagor;

                  (c) All reports, certificates, affidavits, statements and other data furnished by Mortgagor to Mortgagee in connection with the Debentures are true and correct in all material respects and do not omit to state any fact or circumstance necessary to make the statements contained therein not misleading;

                  (d) The execution, delivery and performance of this Mortgage and all of the other Transaction Documents have been duly authorized by all necessary action to be, and are, binding and enforceable against Mortgagor in accordance with the respective terms thereof and do not contravene, result in a breach of or constitute (upon the giving of notice or the passage of time or both) a default under the certificate or articles of incorporation or other organizational documents of Mortgagor or any contract or agreement of any nature to which Mortgagor is a party or by which Mortgagor or any of its property may be bound and do not violate or contravene any law, order, decree, rule or regulation to which Mortgagor is subject;

                  (e) Mortgagor is not required to obtain any consent, approval or authorization from or to file any declaration or statement with, any governmental authority or agency in connection with or as a condition to the execution, delivery or performance of this Mortgage or the other Transaction Documents which has not been so obtained or filed;

                  (f) Mortgagor has obtained or made all necessary (i) consents, approvals and authorizations and registrations and filings of or with all governmental authorities or agencies and (ii) consents, approvals, waivers and notifications of partners, stockholders, members, creditors, lessors and other non-governmental persons and/or entities, in each case, which are required to be obtained or made by Mortgagor in connection with the execution and delivery of, and the performance by Mortgagor of its obligations under, the Transaction Documents;

                  (g) Mortgagor is not an "investment company", or a company "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended;

                  (h) Mortgagor is not an "employee benefit plan", as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is subject to Title I of ERISA and the assets of Mortgagor do not constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101;

                  (i) The Real Estate, the Improvements and the other Property, and the intended use thereof by Mortgagor comply with all applicable restrictive covenants, zoning ordinances, subdivision and building codes, flood disaster laws, applicable health and environmental laws and regulations and all other ordinances, orders or requirements issued by any local, state, federal or municipal authorities having or claiming jurisdiction over the Property. The Real Estate and Improvements constitute a separate tax parcel for purposes of ad valorem taxation. The Real Estate and Improvements do not require any rights over, or restrictions against, other property in order to comply with any of the aforesaid governmental ordinances, orders or requirements;

                  (j) All utility services necessary and sufficient for the full use, occupancy, operation and disposition of the Real Estate, the Improvements and the other Property for their intended purposes are available to the Property, including water, storm sewer, sanitary sewer, gas, electric, cable and telephone facilities, through public rights-of-way or perpetual private easements reflected in the title insurance policy insuring the lien of this Mortgage and approved by Mortgagee (the "Title Insurance Policy");

                  (k) All streets, roads, highways, bridges and waterways necessary for access to and full use, occupancy, operation and disposition of the Real Estate and the Improvements have been completed, have been dedicated to and accepted by the appropriate municipal authority and are open and available to the Real Estate and the Improvements without further condition or cost to Mortgagor;

                  (l) There are no judicial, administrative, mediation or arbitration actions, suits or proceedings pending or, to Mortgagor's knowledge, threatened against or affecting Mortgagor (and, if Mortgagor is a partnership, any of its general partners) or the Property which, if adversely determined, would materially impair either the Property or Mortgagor's ability to perform the covenants or obligations required to be performed under the Transaction Documents;

                  (m) As of the date of this Mortgage (i) the Property is free from delinquent water charges, vault charges, sewer rents, taxes and assessments, and from unrepaired damage caused by fire, flood, accident or other casualty, and (ii) no part of the Real Estate or the Improvements has been taken in condemnation, eminent domain or like proceeding nor is any such proceeding pending or to Mortgagor's knowledge and belief, threatened or contemplated;

                  (n) Except as set forth on Exhibit B, no improvements on adjoining properties encroach upon the Property. The Improvements are structurally sound, in good repair and free of defects in materials and workmanship and have been constructed and installed in substantial compliance with the plans and specifications relating thereto. All major building systems located within the Improvements, including without limitation the heating and air conditioning systems and the electrical and plumbing systems, are in good working order and condition;

                  (o) Except as set forth on Exhibit C, there are no security agreements or financing statements affecting any of the Property other than the security agreements and financing statements created in favor of or for the benefit of Mortgagee;

                  (p) Except for that certain Oil, Gas and Mineral Lease dated July 26, 1996, between Mortgagor and Total Minatome Corporation, there are no leases presently affecting the Property;

                  (q) The Property is free and clear of any mechanics' or materialmen's liens or liens in the nature thereof, and no rights are outstanding that under law would give rise to any such liens, any of which liens are or may be prior to, or equal with, the lien of this Mortgage;

                  (r) No lease or Contract or easement, right of way, permit or declaration (collectively, "Property Agreements") provides any party with the right to obtain a lien or encumbrance upon the Property superior to the lien of this Mortgage;

                  (s) Mortgagor has delivered to Mortgagee true, correct and complete copies of all Property Agreements and no default exists or which the passing of time or the giving of notice or both would exist under any Property Agreement which would, in the aggregate, have a material adverse effect on (a) the Property or (b) the ability of Mortgagor to perform any obligations under any Transaction Document (collectively, a "Material Adverse Effect");

                  (t) The Property is taxed separately without regard to any other real estate and constitutes a legally subdivided lot under all applicable legal requirements (or, if not subdivided, no subdivision or platting of the Property is required under applicable legal requirements), and for all purposes may be mortgaged, conveyed, pledged, hypothecated, assigned or otherwise dealt with as an independent parcel;

                  (u) The Property forms no part of any property owned, used or claimed by Mortgagor as a residence or business homestead and is not exempt from forced sale under the laws of the State of Louisiana. Mortgagor hereby disclaims and renounces each and every claim to all or any portion of the Property as a homestead and the Debentures are issued and transacted solely for business, investment, commercial or other similar purposes;

                  (v) There are no outstanding options or rights of first offer or refusal to purchase all or any portion of the Property or Mortgagor's interest therein or ownership thereof;

                  (w) There are no actions, suits, proceedings or orders of record or of which Mortgagor has notice, and, to the best of Mortgagor's knowledge, there are no inquiries or investigations, pending or threatened, in any such case against, involving or affecting the Property, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, alleging the violation of any federal, state or local law, statute, ordinance, rule or regulation relating to Environmental Laws. Furthermore, Mortgagor has not received any written claim, notice or opinion that the ownership or operation of the Property violates any federal, state or local law, statute, ordinance, rule, regulation, decree, order, and/or permit relating to Environmental Laws, and, to the best of the Mortgagor's knowledge, no valid basis for any proceeding, action or claim of such nature exists;

         1.2. Defense of Title. If, while this Mortgage is in force, the title to the Property or the interest of Mortgagee therein shall be the subject, directly or indirectly, of any action at law or in equity, or be attached directly or indirectly, or endangered, clouded or adversely affected in any manner, Mortgagor, at Mortgagor's expense, shall take all necessary and proper steps for the defense of said title or interest, including the employment of counsel reasonably approved by Mortgagee, the prosecution or defense of litigation, and the compromise or discharge of claims made against said title or interest.

         1.3. Performance of Obligations. Mortgagor shall pay when due the principal of and the interest on the indebtedness secured hereby including all charges, fees and other sums required to be paid by Mortgagor as provided in the Transaction Documents, and shall observe, perform and discharge all obligations and conditions, and comply with all prohibitions, covenants and agreements to be observed, performed or discharged by Mortgagor set forth in the Transaction Documents in accordance with their terms. In the event that Mortgagee reasonably determines that Mortgagor is not adequately performing any of its obligations under this Mortgage or under any of the other Transaction Documents, Mortgagee may, without limiting or waiving any other rights or remedies of Mortgagee hereunder, take such steps with respect thereto as Mortgagee shall deem necessary or proper and any and all costs and expenses reasonably incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage.

         1.4. Insurance. Mortgagor shall, at Mortgagor's expense, maintain in force and effect on the Property at all times while this Mortgage continues in effect the following insurance:

                  (a) "All-risk" coverage insurance against loss or damage to the Property from all-risk perils. The amount of such insurance shall be not less than one hundred percent (100%) of the maximum probable loss from such perils to the Improvements, furniture, furnishings, fixtures, equipment and other items (whether personalty or fixtures) included in the Property and owned by Mortgagor from time to time, without reduction for depreciation. The determination of the replacement cost amount shall be adjusted annually to comply with the requirements of the insurer issuing such coverage or, at Mortgagee's election, by reference to such indexes, appraisals or information as Mortgagee determines in its reasonable discretion. Full replacement cost, as used herein, means, with respect to the Improvements, the cost of replacing the Improvements without regard to deduction for depreciation, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, and means, with respect to such furniture, furnishings, fixtures, equipment and other items, the cost of replacing the same. Each policy or policies shall contain a replacement cost endorsement and either an agreed amount endorsement (to avoid the operation of any co-insurance provisions) or a waiver of any co-insurance provisions, all subject to Mortgagee's approval.

                  (b) Commercial general liability insurance for personal injury, bodily injury, death and property damage liability in amounts not less than $2,000,000.00 per occurrence, $3,000,000.00 aggregate (inclusive of umbrella coverage) or such lesser amount as Mortgagee in Mortgagee's sole discretion may accept, for bodily injury, personal injury and property damage. Mortgagee hereby retains the right to periodically review the amount of said liability insurance being maintained by Mortgagor and to require an increase in the amount of said liability insurance should Mortgagee deem an increase to be reasonably prudent under then existing circumstances.

                  (c) Insurance covering the major components of the oil refinery equipment described on Exhibit B attached hereto, central heating, air conditioning and ventilating systems, boilers, other pressure vessels, high pressure piping and machinery, elevators and escalators, if any, and other equipment installed in the Improvements, in an amount equal to one hundred percent (100%) of the maximum probable loss to such components, which policies shall insure against physical damage to and loss of occupancy and use of the Improvements arising out of an accident or breakdown covered thereunder.

                  (d) If the Real Estate or any part thereof is identified by the Secretary of Housing and Urban Development as being situated in an area now or subsequently designated as having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), flood insurance in an amount equal to one hundred percent (100%) of the maximum probable loss to the Improvements as a result of such hazards or the maximum amount of flood insurance available, whichever is the lesser.

                  (e) During the period of any construction on the Real Estate or renovation or alteration of the Improvements, a so-called "Builder's All-Risk Completed Value" or "Course of Construction" insurance policy in non-reporting form for any Improvements under construction, renovation or alteration in an amount approved by Mortgagee and Worker's Compensation Insurance covering all persons engaged in such construction, renovation or alteration.

                  (f) Such other insurance on the Property or on any replacements or substitutions thereof or additions thereto as may from time to time be required by Mortgagee against other insurable hazards or casualties which at the time are commonly insured against in the case of property similarly situated, due regard being given to the height and type of buildings, their construction, location, use and occupancy.

         All such insurance shall (i) be with insurers authorized to do business in the State of Louisiana and who have and maintain a Best Rating of A-V or better, (ii) contain the complete address of the Real Estate (or a complete legal description), (iii) be for term of at least one year, (iv) contain deductibles no greater than $100,000, and (v) be subject to the approval of Mortgagee as to insurance companies, amounts, content, forms of policies, method by which premiums are paid and expiration dates.

         Mortgagor shall as of the date hereof deliver to Mortgagee evidence that said insurance policies have been paid current as of the date hereof and certified copies of such insurance policies and original certificates of insurance signed by an authorized agent evidencing such insurance satisfactory to Mortgagee. Mortgagor shall renew all such insurance and deliver to Mortgagee certificates evidencing such renewals at least thirty (30) days before any such insurance shall expire. Without limiting the required endorsements to insurance policies, Mortgagor further agrees that all such policies shall provide that proceeds thereunder shall be payable to Mortgagee, its successors and assigns, pursuant and subject to a Mortgagee clause (without contribution) of standard form attached to, or otherwise made a part of, the applicable policy and that Mortgagee, its successors and assigns, shall be named as an additional insured under all liability insurance policies. Mortgagor further agrees that all such insurance policies: (i) shall provide for at least thirty (30) days' prior written notice to Mortgagee prior to any cancellation or termination thereof and prior to any modification thereof which affects the interest of Mortgagee; (ii) shall contain an endorsement or agreement by the insurer that any loss shall be payable to Mortgagee in accordance with the terms of such policy notwithstanding any act or negligence of Mortgagor which might otherwise result in forfeiture of such insurance; and (iii) shall either name Mortgagee as an additional insured or waive all rights of subrogation against Mortgagee. The delivery to Mortgagee of the insurance policies or the certificates of insurance as provided above shall constitute an assignment of all proceeds payable under such insurance policies by Mortgagor to Mortgagee as further security for the indebtedness secured hereby. In the event of foreclosure of this Mortgage, or other transfer of title to the Property in extinguishment in whole or in part of the secured indebtedness, all right, title and interest of Mortgagor in and to all proceeds payable under such policies then in force concerning the Property shall thereupon vest in the purchaser at such foreclosure, or in Mortgagee or other transferee in the event of such other transfer of title. In the event Mortgagor fails to provide, maintain, keep in force or deliver and furnish to Mortgagee the policies of insurance required by this Mortgage or evidence of their renewal as required herein, Mortgagee may, but shall not be obligated to, procure such insurance and Mortgagor shall pay all amounts advanced by Mortgagee, together with interest thereon at the Default Interest Rate from and after the date advanced by Mortgagee until actually repaid by Mortgagor, promptly upon demand by Mortgagee. Any amounts so advanced by Mortgagee, together with interest thereon, shall be secured by this Mortgage.

         1.5. Payment of Taxes. Mortgagor shall pay or cause to be paid, except to the extent provision is actually made therefor pursuant to Section 1.6 of this Mortgage, all taxes and assessments which are or may become a lien on the Property or which are assessed against or imposed upon the Property. Upon request of Mortgagee, Mortgagor shall furnish Mortgagee with receipts (or if receipts are not immediately available, with copies of canceled checks evidencing payment with receipts to follow promptly after they become available) showing payment of such taxes and assessments at least fifteen (15) days prior to the applicable delinquency date therefor. Notwithstanding the foregoing,

Mortgagor may in good faith, by appropriate proceedings and upon notice to Mortgagee, contest the validity, applicability or amount of any asserted tax or assessment so long as (a) such contest is diligently pursued, (b) Mortgagee determines, in its subjective opinion, that such contest suspends the obligation to pay the tax or assessment and that nonpayment of such tax or assessment will not result in the sale, loss, forfeiture or diminution of the Property or any part thereof or any interest of Mortgagee therein, and (c) prior to the earlier of the commencement of such contest or the delinquency date of the asserted tax or assessment, Mortgagor deposits in the Impound Account (as hereinafter defined) an amount determined by Mortgagee to be adequate to cover the payment of such tax or assessment and a reasonable additional sum to cover possible interest, costs and penalties; provided, however, that Mortgagor shall promptly cause to be paid any amount adjudged by a court of competent jurisdiction to be due, with all interest, costs and penalties thereon, promptly after such judgment becomes final; and provided further that in any event each such contest shall be concluded and the taxes, assessments, interest, costs and penalties shall be paid prior to the date any writ or order is issued under which the Property may be sold, lost or forfeited.

         1.6. Casualty and Condemnation. Mortgagor shall give Mortgagee prompt written notice of the occurrence of any casualty affecting, or the institution of any proceedings for eminent domain or for the condemnation of, the Property or any portion thereof (collectively, an "Insured Event"). All insurance proceeds on the Property, and all causes of action, claims, compensation, awards and recoveries for any damage, condemnation or taking of all or any part of the Property or for any damage or injury to it for any loss or diminution in value of the Property, are hereby assigned to and shall be paid to Mortgagee. Mortgagee may participate in any suits or proceedings relating to any such proceeds, causes of action, claims, compensation, awards or recoveries and Mortgagee is hereby authorized, in its own name or in Mortgagor's name, to adjust any loss covered by insurance or any condemnation claim or cause of action, and to settle or compromise any claim or cause of action in connection therewith, and Mortgagor shall from time to time deliver to Mortgagee any instruments required to permit such participation; provided, however, that Mortgagee shall not have the right to participate in the adjustment of any loss which is not in excess of $500,000.00. Provided no default is then continuing hereunder or under any of the other Transaction Documents and no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default hereunder or under any of the other Transaction Documents, Mortgagee shall apply any sums received by it under this Section first to the payment of all of its costs and expenses (including, but not limited to, reasonable legal fees and disbursements) incurred in obtaining those sums, and then, as follows:

                  (a) In the event that Mortgagee receives insurance proceeds or condemnation awards upon the occurrence of an Insured Event in an amount not in excess of $500,000.00 (the "Threshold Amount"), Mortgagee shall advance such funds to Mortgagor in accordance with and satisfaction of, the following terms and conditions:

                        (i) The work will be performed (i) by a reputable general contractor satisfactory to Mortgagee in the good faith exercise of Mortgagee's business judgment, (ii) pursuant to plans and specifications satisfactory to Mortgagee, in the good faith exercise of Mortgagee's business judgment, and (iii) in compliance with all applicable permits and authorizations, with all building and zoning laws then in effect and applicable to the Property all other requirements of all governmental authorities having jurisdiction and of any national or local board of fire underwriters or any other body hereafter exercising functions similar to those of any of the foregoing.

                        (ii) The insurance proceeds will be held by Mortgagee (or an escrowee satisfactory to Mortgagee) in trust, to be disbursed periodically as the work progresses in amounts not exceeding 90% of the value of labor and materials incorporated into the work. The remaining 10% will be released to Mortgagor (i) upon final completion of the work in accordance with the aforesaid plans and specifications, as determined by Mortgagee's inspector or independent consulting architect or engineer, (ii) upon a receipt of a release of liens from all contractors and subcontractors engaged in the work, and (iii) upon issuance of all governmental permits and approvals required for lawful occupancy of the Improvements and operation of the Property.

                        (iii) If the restoration can be completed to Mortgagee's satisfaction without use of the entire amount of the insurance proceeds, the excess proceeds shall be returned to Mortgagor. If the cost of the work is reasonably anticipated by Mortgagee to exceed the available insurance proceeds, Mortgagor will deposit the amount of the excess with Mortgagee (or the aforesaid escrowee) to be disbursed prior to disbursement of the insurance proceeds.

                  (b) In the event any proceeds or awards from an Insured Event exceed the Threshold Amount but are less than 25% of the value of the Improvements and equipment located on the Real Estate, then if:

                      (1) the Property can, in Mortgagee's reasonable judgment, with diligent restoration or repair, be returned to a condition at least equal to the condition thereof that existed prior to the casualty or partial taking causing the loss or damage within six (6) months after the receipt of insurance proceeds or condemnation awards by either Mortgagor or Mortgagee, and

                      (2) all necessary governmental approvals can be obtained to allow the rebuilding of the Property as described in subsection (b)(1) above, and

                      (3) there are sufficient sums available (through insurance proceeds or condemnation awards and contributions by Mortgagor, the full amount of which shall at Mortgagee's option have been deposited with Mortgagee) for such restoration or repair (including, without limitation, for any reasonable costs and expenses of Mortgagee to be incurred in administering said restoration or repair) and for payment of principal and interest to become due and payable under the Debentures during such restoration or repair, and

                      (4) the economic feasibility of the Improvements after such restoration or repair will be such that income from their operation is reasonably anticipated to be sufficient to pay operating expenses of the Property and debt service on the indebtedness secured hereby in full, and

                      (5) in the event that the insurance proceeds or condemnation awards received as a result of such Insured Event exceed the Threshold Amount, Mortgagor shall have delivered to Mortgagee, at Mortgagor's sole cost and expense, an appraisal report from an appraiser, in form and substance, satisfactory to Mortgagee appraising the value of the Property as proposed to be restored or repaired to be not less than $20,000,000; and

                      (6) Mortgagor so elects by written notice delivered to Mortgagee within five (5) days after settlement of the aforesaid insurance or condemnation claim,

                      then, Mortgagee shall, solely for the purposes of such restoration or repair, advance so much of the remainder of such sums as may be required to facilitate such restoration or repair, and any funds deposited by Mortgagor therefor, to Mortgagor in the manner and upon such terms and conditions as would be required by a prudent interim construction lender, including, but not limited to, the prior approval by Mortgagee of plans and specifications, contractors and the form of construction contracts and the furnishing to Mortgagee of permits, bonds, lien waivers, invoices, receipts and affidavits from contractors and subcontractors in form and substance reasonably satisfactory to Mortgagee. Any remaining proceeds shall be returned to Mortgagor. Any disbursement pursuant to this clause (b) of sums by Mortgagee shall, subject to Mortgagor's satisfaction of the provisions hereof, be in a manner to promptly facilitate the restoration or repair of the Property.

                  (c) In the event the proceeds or awards from an Insured Event exceed 25% of the value of the Improvements and equipment located on the Real Estate, or in the event Mortgagor fails to meet the requirements of clause (b), then Mortgagee shall in its sole discretion have the option to (i) elect to cause AIPC to redeem, at the Redemption Price (as defined in Section 6(a) of the Debentures), 100% of the then outstanding principal amount of Debentures, and AIPC shall be deemed to have delivered a Redemption Notice (as defined in the Debentures) on the date of Mortgagee's election or (ii) elect to make insurance or condemnation proceeds available to Mortgagor for repair or restoration on such terms and conditions as Mortgagee may determine in its absolute discretion.

                  (d) Any reduction in the indebtedness secured hereby resulting from Mortgagee's application of any sums received by it hereunder shall take effect only when Mortgagee actually receives such sums and elects to apply such sums to the indebtedness secured hereby and, in any event, the unpaid portion of the indebtedness secured hereby shall remain in full force and effect and Mortgagor shall not be excused in the payment thereof. If Mortgagor undertakes to restore or repair the Property after the occurrence of a casualty or partial taking of the Property as provided above, Mortgagor shall promptly and diligently, at Mortgagor's sole cost and expense and regardless of whether the insurance proceeds or condemnation award, as appropriate, shall be sufficient for the purpose, restore, repair, replace and rebuild the Property as nearly as possible to its value, condition and character immediately prior to such casualty or partial taking in accordance with the foregoing provisions and Mortgagor shall pay to Mortgagee all costs and expenses of Mortgagee incurred in administering said rebuilding, restoration or repair, provided that Mortgagee makes such proceeds or award available for such purpose. Mortgagor agrees to execute and deliver from time to time such further instruments as may be requested by Mortgagee to confirm the foregoing assignment to Mortgagee of any award, damage, insurance proceeds, payment or other compensation. Mortgagor hereby irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor (which power of attorney shall be irrevocable so long as any indebtedness secured hereby is outstanding, shall be deemed coupled with an interest, shall survive the voluntary or involuntary dissolution of Mortgagor and shall not be affected by any disability or incapacity suffered by Mortgagor subsequent to the date hereof), with full power of substitution, subject to the terms of this Section, to settle for, collect and receive any such awards, damages, insurance proceeds, payments or other compensation from the parties or authorities making the same, to appear in and prosecute any proceedings therefor and to give receipts and acquittance therefor.

         1.7. Mechanics' Liens. Mortgagor shall pay when due all claims and demands of mechanics, materialmen, laborers and others for any work performed or materials delivered for the Real Estate or the Improvements; provided, however, that Mortgagor shall have the right to contest in good faith any such claim or demand, so long as it does so diligently, by appropriate proceedings and without prejudice to Mortgagee and provided that neither the Property nor any interest therein would be in any danger of sale, loss or forfeiture as a result of such proceeding or contest. In the event Mortgagor shall contest any such claim or demand, Mortgagor shall promptly notify Mortgagee of such contest and thereafter shall, upon Mortgagee's request, promptly provide a bond, cash deposit or other security satisfactory to Mortgagee to protect Mortgagee's interest and security should the contest be unsuccessful. If Mortgagor shall fail to immediately discharge or provide security against any such claim or demand as aforesaid, Mortgagee may do so and any and all expenses incurred by Mortgagee, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage.

         1.8. Leases and Licenses. Mortgagor shall submit to Mortgagee for Mortgagee's approval, which approval may be withheld in Mortgagee's sole and absolute discretion, prior to the execution thereof, any proposed lease, license or occupancy agreement with respect to the Property or any portion thereof. Mortgagee may condition its consent to any such lease on Mortgagor executing and delivering a collateral assignment of such lease in form and substance satisfactory to Mortgagee. Mortgagor shall furnish to Mortgagee, within ten (10) days after a request by Mortgagee to do so, a current rent roll certified by Mortgagor as being true and correct containing the names of all tenants, lessees and licensees with respect to the Property, the terms of their respective leases, licenses or occupancy agreements, the spaces occupied and the rentals or fees payable thereunder and the amount of each tenant's security deposit. Upon the request of Mortgagee, Mortgagor shall deliver to Mortgagee a copy of each such lease, license and occupancy agreement. Mortgagor shall not do or suffer to be done any act that might result in a default by the landlord, lessor or licensor under any such lease, license or occupancy agreement or allow the tenant, lessee or licensee thereunder to withhold payment or rent and, Section
1.10 hereof, shall not further assign any such lease, license or occupancy agreement or any such rents. Mortgagor, at no cost or expense to Mortgagee, shall enforce, short of termination, the performance and observance of each and every condition and covenant of each of the parties under such leases. Mortgagor shall not, without the prior written consent of Mortgagee, modify any of the leases, terminate or accept the surrender of any leases, waive or release any other party from the performance or observance of any obligation or condition under such leases except in the normal of course of business in a manner which is consistent with sound and customary leasing and management practices for similar properties in the community in which the Property is located. Mortgagor shall not permit the prepayment of any rents under any of the leases for more than one (1) month prior to the due date thereof.

         1.9 Alienation and Further Encumbrances. In the event that the Property or any part thereof or interest therein shall be sold (including any installment sales agreement), conveyed, disposed of, alienated, hypothecated, leased, assigned, pledged, mortgaged, further encumbered or otherwise transferred or Mortgagor shall be divested of its title to the Property or any interest therein, in any manner or way, whether voluntarily or involuntarily, without the prior written consent of Mortgagee being first obtained, which consent may be withheld in Mortgagee's sole discretion, then, the same shall constitute a default hereunder and Mortgagee shall have the right, at its option, to exercise any of its other rights and remedies contained in Article III hereof.

         1.10. Payment of Utilities, Assessments, Charges, Etc. Mortgagor shall pay when due all utility charges which are incurred by Mortgagor or which may become a charge or lien against any portion of the Property for gas, electricity, water and sewer services furnished to the Real Estate and/or the Improvements and all other assessments or charges of a similar nature, or assessments payable pursuant to any restrictive covenants, whether public or private, affecting the Real Estate and/or the Improvements or any portion thereof, whether or not such assessments or charges are or may become liens thereon.

         1.11 Access Privileges and Inspections. Mortgagee and the agents, representatives and employees of Mortgagee shall have full and free access to the Real Estate and the Improvements and any other location where books and records concerning the Property are kept at all reasonable times for the purposes of inspecting the Property and of examining, copying and making extracts from the books and records of Mortgagor relating to the Property. Mortgagor shall lend assistance to all such agents, representatives and employees of Mortgagee.

         1.12. Waste; Alteration of the Property. Mortgagor shall not commit, suffer or permit any waste on the Property nor take any actions that might invalidate any insurance carried on the Property. Mortgagor shall maintain the Property in good condition and repair. No part of the Improvements may be removed, demolished or materially altered, without the prior written consent of Mortgagee. Without the prior written consent of Mortgagee, Mortgagor shall not commence construction of any improvements on the Real Estate other than improvements required for the maintenance or repair of the Property. Mortgagor shall not permit any of the Property to be removed from or located in any place not identified as the location of such Property to the Mortgagee, except after written notice to and with written consent of Mortgagee and compliance with such procedures as Mortgagee may reasonably impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Mortgage.

         1.13. Zoning; Use. Without the prior written consent of Mortgagee, Mortgagor shall not seek, make, suffer, consent to or acquiesce in any change in the zoning or conditions of use of the Real Estate or the Improvements. Mortgagor shall comply with and make all payments required under the provisions of any covenants, conditions or restrictions affecting the Real Estate or the Improvements. Mortgagor shall comply with all existing and future requirements of all governmental authorities having jurisdiction over the Property. Mortgagor shall keep all licenses, permits, franchises, certificates of occupancy, consents, and other approvals necessary for the operation of the Property in full force and effect.

         1.14. Financial Statements and Books and Records. Mortgagee and its duly authorized representatives shall have the right to examine, copy and audit Mortgagor's records and books of account at all reasonable times.

         1.15 Further Documentation. Mortgagor shall, on the request of Mortgagee in its reasonable discretion and at the expense of Mortgagor, promptly correct any defect, error or omission which may be discovered in the contents of this Mortgage or in any of the other Transaction Documents and promptly execute, acknowledge, deliver and record or file such further instruments and do such further acts as may be necessary, desirable or proper to carry out more effectively the purposes of this Mortgage and the other Transaction Documents or as may be deemed advisable by Mortgagee to protect, continue or preserve the liens and security interests hereunder including, without limitation, security instruments, financing statements and continuation statements.

         1.16. (a) Payment of Costs. Mortgagor shall pay all reasonable costs and expenses of every character incurred in connection with this Mortgage or attributable or chargeable to Mortgagor as the owner of the Property, including, without limitation, appraisal fees, recording fees, documentary, stamp, mortgage or intangible taxes, brokerage fees and commissions, title policy premiums and title search fees, uniform commercial code/tax lien/litigation search and filing fees, escrow fees and reasonable attorneys' fees.

                 (b) Advances to Protect Property. Without limiting or waiving any other rights and remedies of Mortgagee hereunder, if Mortgagee determines that Mortgagor is not adequately performing or has failed to perform any of its obligations, covenants or agreements contained in this Mortgage and such inadequacy or failure is not cured within any applicable grace or cure period, or if any action or proceeding of any kind (including, but not limited to, any bankruptcy, insolvency, arrangement, reorganization or other debtor relief proceeding) is commenced which might affect Mortgagee's interest in the Property or Mortgagee's right to enforce its security, then Mortgagee may, at it option, with or without notice to Mortgagor, make any appearances, disburse or advance any sums and take any actions as may be necessary or desirable to protect or enforce the security of this Mortgage or to remedy the failure of Mortgagor to perform its covenants and agreements (without, however, waiving any default of Mortgagor). Mortgagor agrees to pay on demand all expenses of Mortgagee reasonably incurred with respect to the foregoing (including, but not limited to, fees and disbursements of counsel), together with interest thereon at the Default Interest Rate from and after the date on which Mortgagee incurs such expenses until reimbursement thereof by Mortgagor. Any such expenses so incurred by Mortgagee, together with interest thereon as provided above, shall be additional indebtedness of Mortgagor secured by this Mortgage. The necessity for any such actions and of the amounts to be paid shall be determined by Mortgagee in its sole and absolute discretion. Mortgagee is hereby empowered to enter and to authorize others to enter upon the Property or any part thereof for the purpose of performing or observing any such defaulted term, covenant or condition without thereby becoming liable to Mortgagor or any person in possession holding under Mortgagor.

         1.17. Security Interest. This Mortgage is also intended to encumber and create a security interest in, and Mortgagor hereby grants to Mortgagee a security interest in, all fixtures, chattels, equipment, contract rights and other personal property included within the Property, all renewals, replacements of any of the aforementioned items, or articles in substitution therefor or in addition thereto or the proceeds thereof (said property is hereinafter referred to collectively as the "Collateral"), whether or not the same shall be attached to the Real Estate or the Improvements in any manner. It is hereby agreed that to the extent permitted by law, all of the foregoing property is to be deemed and held to be a part of and affixed to the Real Estate and the Improvements. The foregoing security interest shall also cover Mortgagor's leasehold interest in any of the foregoing property which is leased by Mortgagor. Notwithstanding the foregoing, all of the foregoing property shall be owned by Mortgagor and no leasing or installment sales or other financing or title retention agreement in connection therewith shall be permitted without the prior written approval of Mortgagee. Mortgagor shall promptly replace all of the Collateral subject to the lien or security interest of this Mortgage when worn or obsolete with Collateral comparable to the worn out or obsolete Collateral when new and will not, without the prior written consent of Mortgagee, remove from the Real Estate or the Improvements any of the Collateral subject to the lien or security interest of this Mortgage except such as is replaced by an article of equal suitability and value as above provided, owned by Mortgagor free and clear of any lien or security interest except that created by this Mortgage and the other Transaction Documents and except as otherwise expressly permitted by the terms of this Mortgage. All of the Collateral shall be kept at the location of the Real Estate except as otherwise required by the terms of the Transaction Documents. Mortgagor shall not use any of the Collateral in violation of any applicable statute, ordinance or insurance policy.

         1.18. Security Agreement. This Mortgage constitutes both a real property Mortgage and a "security agreement" between Mortgagor and Mortgagee with respect to the Collateral in which Mortgagee is granted a security interest hereunder, and, cumulative of all other rights and remedies of Mortgagee hereunder, Mortgagee shall have all of the rights and remedies of a secured party under Chapter 9 of the Louisiana Security Laws (i.e., Article 9 of the Uniform Commercial Code as in effect in the State of Louisiana). Mortgagor hereby agrees to execute and deliver on demand and hereby irrevocably constitutes and appoints Mortgagee the attorney-in-fact of Mortgagor to execute and deliver and, if appropriate, to file with the appropriate filing officer or office such security agreements, financing statements, continuation statements or other instruments as Mortgagee may request or require in order to impose, perfect or continue the perfection of the lien or security interest created hereby. Mortgagor agrees to furnish Mortgagee with notice of any permitted change in the name, identity, corporate structure, residence, or principal place of business or mailing address of Mortgagor within ten (10) days of the effective date of any such change. Expenses of retaking, holding, preparing for sale, selling or the like (including, without limitation, Mortgagee's reasonable attorneys' fees and legal expenses), together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be paid by Mortgagor on demand and shall be secured by this Mortgage. If notice is required by law, Mortgagee shall give Mortgagor at least ten (10) days' prior written notice of the time and place of any public sale of such property or of the time of or after which any private sale or any other intended disposition thereof is to be made, and if such notice is sent to Mortgagor, as the same is provided for the mailing of notices herein, it is hereby deemed that such notice shall be and is reasonable notice to Mortgagor. No such notice is necessary for any such property which is perishable, threatens to decline speedily in value or is of a type customarily sold on a recognized market. Any sale made pursuant to the provisions of this Section 1.18 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held contemporaneously with the foreclosure sale as provided in Section 3.1(e) hereof upon giving the same notice with respect to the sale of the Property hereunder as is required under said Section 3.1(e). Furthermore, to the extent permitted by law, in conjunction with, in addition to or in substitution for the rights and remedies available to Mortgagee pursuant to any applicable Uniform Commercial Code:

                 (a) In the event of a foreclosure sale, the Property may, at the option of Mortgagee, be sold as a whole; and

                 (b) It shall not be necessary that Mortgagee take possession of the aforementioned Collateral, or any part thereof, prior to the time that any sale pursuant to the provisions of this Section 1.18 is conducted and it shall not be necessary that said Collateral, or any part thereof, be present at the location of such sale; and

                 (c) Mortgagee may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by Mortgagee, including the sending of notices and the conduct of the sale, but in the name and on behalf of Mortgagee.

The name and address of Mortgagor (as Debtor under any applicable Uniform Commercial Code) are:

                 American International Refinery, Inc.
                 c/o American International Petroleum Corporation
                 444 Madison Avenue, Suite 3203,
                 New York, New York  10022

The name and address of Mortgagee (as Secured Party under any applicable Uniform Commercial Code) are:

                  Halifax Fund, L.P.
                  c/o Palladin Group, L.P.
                  195 Maplewood Avenue
                  Maplewood, New Jersey 07040

                 (d) This Mortgage shall constitute a financing statement for all purposes and may be filed with the appropriate officer or office in accordance with any applicable Uniform Commercial Code.

         1.19. Easements and Rights-of-Way. Mortgagor shall not grant any easement or right-of-way with respect to all or any portion of the Real Estate or the Improvements without the prior written consent of Mortgagee. The purchaser at any foreclosure sale hereunder may, at its discretion, disaffirm any easement or right-of-way granted in violation of any of the provisions of this Mortgage and may take immediate possession of the Property free from, and despite the terms of, such grant of easement or right-of-way. If Mortgagee consents to the grant of an easement or right-of-way, Mortgagee agrees to grant such consent without charge to Mortgagor other than reasonable expenses, including, without limitation, reasonable attorneys' fees, incurred by Mortgagee in the review of Mortgagor's request and, if applicable, in the preparation of documents relating to the subordination of this Mortgage to such easement or right-of-way.

         1.20. Compliance with Laws. (a) Mortgagor shall at all times comply with all statutes, ordinances, regulations and other governmental or quasi-governmental requirements and private covenants now or hereafter relating to the ownership, construction, use or operation of the Property, including, but not limited to, those concerning employment and compensation of persons engaged in operation and maintenance of the Property and any environmental or ecological requirements, even if such compliance shall require structural changes to the Property; provided, however, that Mortgagor may, upon providing Mortgagee with security satisfactory to Mortgagee, proceed diligently and in good faith to contest the validity or applicability of any such statute, ordinance, regulation or requirement so long as during such contest the Property shall not be subject to any lien, charge, fine or other liability and shall not be in danger of being forfeited, lost or closed. Mortgagor shall not use or occupy, or allow the use or occupancy of, the Property in any manner which violates any lease of or any other agreement applicable to the Property or any applicable law, rule, regulation or order or which constitutes a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto.

                  (b) Mortgagor agrees that the Property shall at all times comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, and all other state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto. Mortgagor agrees to give prompt notice to Mortgagee of the receipt by Mortgagor of any complaints related to violations of any such laws and of the commencement of any proceedings or investigations which relate to compliance with such laws.

         1.21. Additional Taxes. In the event of the enactment after this date of any law of the State of Louisiana or of any other governmental entity deducting from the value of the Property for the purpose of taxation any lien or security interest thereon, or imposing upon Mortgagee the payment of the whole or any part of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mortgages or security agreements or debts secured by mortgages or security agreements or the interest of the Mortgagee or secured party in the property covered thereby, or the manner of collection of such taxes, so as to adversely affect this Mortgage or the indebtedness secured hereby or Mortgagee, then, and in any such event, Mortgagor, upon demand by Mortgagee, shall pay such taxes, assessments, charges or liens, or reimburse Mortgagee therefor; provided, however, that if in the opinion of counsel for Mortgagee (a) it might be unlawful to require Mortgagor to make such payment, or (b) the making of such payment might result in the imposition of interest beyond the maximum amount permitted by law, then and in either such event, Mortgagee may elect, by notice in writing given to Mortgagor, to declare all of the indebtedness secured hereby to be and become due and payable in full, thirty (30) days from the giving of such notice.

         1.22. Mortgagor's Waivers. To the full extent permitted by law, Mortgagor agrees that Mortgagor shall not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisement, valuation, stay, moratorium or extension, or any law now or hereafter in force providing for the reinstatement of the indebtedness secured hereby prior to any sale of the Property to be made pursuant to any provisions contained herein or prior to the entering of any decree, judgment or order of any court of competent jurisdiction, or any right under any statute to redeem all or any part of the Property so sold. To the full extent permitted by law, Mortgagor shall not have or assert any right under any statute or rule of law pertaining to the exemption of homestead or other exemption under any federal, state or local law now or hereafter in effect, the administration of estates of decedents or any other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property, for the collection of the secured indebtedness without any prior or different resort for collection, or the right of Mortgagee under the terms of this Mortgage to the payment of the indebtedness secured hereby out of the proceeds of sale of the Property in preference to every other claimant whatever. Mortgagor, for Mortgagor and Mortgagor's successors and assigns, and for any and all persons ever claiming any interest in the Property, to the full extent permitted by law, hereby knowingly, intentionally and voluntarily with and upon the advice of competent counsel waives, releases, relinquishes and forever forgoes: (a) all rights of valuation, appraisement, stay of execution, reinstatement and notice of election or intention to mature or declare due the secured indebtedness (except such notices as are specifically provided for herein); (b) all right to a marshalling of the assets of Mortgagor, including the Property, to a sale in the inverse order of alienation, or to direct the order in which any of the Property shall be sold in the event of foreclosure of the liens and security interests hereby created and agrees that any court having jurisdiction to foreclose such liens and security interests may order the Property sold as an entirety; (c) all rights and periods of redemption provided under applicable law; (d) all present and future dower, curtesy or other marital rights or interest in the Property; and (e) all present and future statutes of limitations as a defense to any action to enforce the provisions of this Mortgage or to collect any of the indebtedness secured hereby the fullest extent permitted by law and agrees that it shall not solicit or aid the solicitation of the filing of any Petition (as hereinafter defined) against the Mortgagor, whether acting on its own behalf or on behalf of any other party. Without limiting the generality of the foregoing, Mortgagor shall not (i) provide information regarding the identity of creditors or the nature of creditors' claims to any third party unless compelled to do so by Order of a court of competent jurisdiction or by regulation promulgated by a governmental agency; or (ii) pay the legal fees or expenses of any creditor of or interest holder in Mortgagor with respect to any matter whatsoever.

         1.23. SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

                 (a) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, (i) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF LOUISIANA OVER ANY SUIT, ACTION OR PROCEEDING BY ANY PERSON ARISING FROM OR RELATING TO THIS MORTGAGE OR ANY OTHER OF THE TRANSACTION DOCUMENTS, (ii) AGREES THAT ANY SUCH ACTION, SUIT OR PROCEEDING MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION SITTING IN THE STATE OF LOUISIANA, (iii) SUBMITS TO THE JURISDICTION OF SUCH COURTS, AND, (iv) TO THE FULLEST EXTENT PERMITTED BY LAW, AGREES THAT IT WILL NOT BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM (BUT NOTHING HEREIN SHALL AFFECT THE RIGHT OF MORTGAGEE TO BRING ANY ACTION, SUIT OR PROCEEDING IN ANY OTHER FORUM). MORTGAGOR FURTHER CONSENTS AND AGREES TO SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING BY REGISTERED OR CERTIFIED U.S. MAIL, POSTAGE PREPAID, TO THE MORTGAGOR AT THE ADDRESS FOR NOTICES DESCRIBED IN SECTION 4.4 HEREOF, AND CONSENTS AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE IN EVERY RESPECT VALID AND EFFECTIVE SERVICE (BUT NOTHING HEREIN SHALL AFFECT THE VALIDITY OR EFFECTIVENESS OF PROCESS SERVED IN ANY OTHER MANNER PERMITTED BY LAW).

                  (b) MORTGAGOR, TO THE FULL EXTENT PERMITTED BY LAW, HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO THE INDEBTEDNESS SECURED HEREBY OR ANY CONDUCT, ACT OR OMISSION OF MORTGAGEE OR MORTGAGOR, OR ANY OF THEIR DIRECTORS, OFFICERS, PARTNERS, MEMBERS, EMPLOYEES, AGENTS OR ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH MORTGAGEE OR MORTGAGOR, IN EACH OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE.

         1.24. Hazardous Materials and Environmental Concerns.

                 (a) Mortgagor hereby represents and warrants to Mortgagee that, except as set forth on the Environmental Disclosure Statement dated February 12, 1999 previously delivered to Mortgagee, and except as noted in the public record files maintained by the Louisiana Department of Environmental Quality, the Louisiana Department of Natural Resources and the U.S. Environmental Protection Agency, as of the date hereof: (i) the Property is not, and to the best of Mortgagor's knowledge, information and belief, after due inquiry and investigation, the Property has not been, in direct or indirect violation of any local, state or federal law, rule or regulation pertaining to environmental regulation, contamination or remediation (including the regulation or remediation of Hazardous Substances as defined below) (collectively, "Environmental Laws"), all as amended; (ii) no hazardous, toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls, petroleum products, radon, lead-based paint, flammable explosives, radioactive materials, infectious, substances or raw materials which include hazardous constituents) or any other substances or materials which are included under or regulated by Environmental Laws (collectively, "Hazardous Substances") are located on or have been handled, manufactured, generated, stored, processed, transported to or from, or disposed of on or released or discharged from the Property (including underground contamination) except for those substances used by Mortgagor in the ordinary course of its business and in compliance with all Environmental Laws; (iii) the Property is not subject to any private or governmental lien or judicial or administrative notice or action relating to Hazardous Substances or noncompliance with Environmental Laws, nor is Mortgagor aware of any basis for such lien, notice or action; (iv) there are no underground storage tanks or other underground storage receptacles (whether active or abandoned) for Hazardous Substances on the Property; (v) Mortgagor has received no notice of, and to the best of Mortgagor's knowledge and belief, after due inquiry and investigation, there does not exist any, investigation, action, proceeding or claim by any agency, authority or unit of government or by any third party which could result in any liability, penalty, sanction or judgment under any Environmental Laws with respect to any condition, use or operation of the Property, nor does Mortgagor know of any basis for such investigation, action, proceeding or claim; (vi) Mortgagor has received no notice that, and to the best of Mortgagor's knowledge and belief after due inquiry and investigation, there has been no claim by any party that, any use, operation or condition of the Property has caused any nuisance or any other liability or adverse condition on any other property nor does Mortgagor know of any basis for such notice or claim; and (vii) there are no present environmental conditions or events, or to Mortgagor's best knowledge, after due inquiry and investigation, past environmental conditions or events, on or near the Property that could be reasonably anticipated to materially adversely affect the value of the Property.

                 (b) Mortgagor shall keep or cause the Property to be kept free from being used for the disposal of Hazardous Substances (except those substances used by Mortgagor in the ordinary course of its business and in compliance with all Environmental Laws) and in compliance with all Environmental Laws, shall not install or use any underground storage tanks, unless such underground storage tanks are registered with the Louisiana Department of Environmental Quality, shall expressly prohibit the use, generation, handling, storage, production, processing and disposal of Hazardous Substances by all tenants of space in the Improvements, (except those substances used by tenants in the ordinary course of their activities and in compliance with all Environmental Laws) and, without limiting the generality of the foregoing, during the term of this Mortgage, shall not install in the Improvements or permit to be installed in the Improvements asbestos or any substance containing asbestos, except in compliance with applicable laws and regulations applicable to asbestos. If required by Mortgagee or under any Environmental law, Mortgagor shall maintain an operation and maintenance program ("O&M Program") for the management of asbestos, lead-based paint, radon or any other Hazardous Substances at the Property.

                 (c) Mortgagor shall promptly notify Mortgagee if Mortgagor shall become aware of (i) any Hazardous Substances at, on, under or affecting the Property (except those substances used by Mortgagor or tenants in the ordinary course of their business or activities, respectively, and in compliance with all Environmental Laws), (ii) any lien, action or notice affecting the Property or Mortgagor resulting from any violation or alleged violation of Environmental Law, (iii) any investigation, inquiry or proceeding concerning Mortgagor on the Property pursuant to any Environmental Law or otherwise relating to Hazardous Substances, or (iv) any occurrence, condition or state of facts which would render any representation or warranty in this Section incorrect in any respect if made at the time of such discovery. Further, immediately upon receipt of the same, Mortgagor shall deliver to Mortgagee copies of any and all orders, notices, permits, applications, reports, and other communications, documents and instruments pertaining to the actual, alleged or potential non-compliance with any Environmental Laws in connection with the Property or presence or existence of any Hazardous Substances at, on, about, under, within, near or in connection with the Property (except those substances used in the ordinary course of its business and in compliance with all Environmental Laws). Mortgagor shall, promptly and when and as required, at Mortgagor's sole cost and expense, take all actions as shall be necessary or advisable for compliance with the terms of this Section or for the remediation of any and all portions of the Property or other affected property, including, without limitation, all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws (and in all events in a manner satisfactory to Mortgagee), and shall further pay or cause to be paid, at no expense to Mortgagee, all remediation, administrative and enforcement costs of applicable governmental agencies which may be asserted against the Property. In the event Mortgagor fails to do so within sixty (60) days after written notice from Mortgagee, (i) Mortgagee may, but shall not be obligated to, undertake remediation at the Property or other affected property necessary to bring the Property into conformance with the terms of the applicable Environmental Laws, and (ii) Mortgagor hereby grants to Mortgagee and its agents and employees access to the Property and a license to do all things Mortgagee shall deem necessary to bring the Property into conformance with Environmental Laws. Any and all costs and expenses reasonably incurred by Mortgagee in connection therewith, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage. Mortgagor covenants and agrees, at Mortgagor's sole cost and expense, to indemnify, defend (at trial and appellate levels, and with attorneys, consultants and experts acceptable to Mortgagee), and hold Mortgagee harmless from and against any and all liens, damages, losses, liabilities, obligations, settlement payments, penalties, assessments, citations, directives, claims, litigation, demands, defenses, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including, without limitation, reasonable attorneys', consultants' and experts' fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against Mortgagee or the Property, and arising directly or indirectly from or out of: (i) the presence, release or threat of release of any Hazardous Substances on, in, under or affecting all or any portion of the Property or any surrounding areas, regardless of whether or not caused by or within the control of Mortgagor; (ii) the violation of any Environmental Laws relating to or affecting the Property, whether or not caused by or within the control of Mortgagor; (iii) the failure by Mortgagor to comply fully with the terms and conditions of this Section 1.24(c); (iv) the breach of any representation or warranty contained in this Section; or (v) the enforcement of this Section, including, without limitation, the cost of assessment, containment and/or removal of any and all Hazardous Substances from all or any portion of the Property or any surrounding areas, the cost of any actions taken in response to the presence, release or threat of release of any Hazardous Substances on, in, under or affecting any portion of the Property or any surrounding areas to prevent or minimize such release or threat of release so that it does not migrate or otherwise cause or threaten danger to present or future public health, safety, welfare or the environment, and costs incurred to comply with the Environmental Laws in connection with all or any portion of the Property or any surrounding areas. The indemnity set forth in this Section 1.24(c) shall also include any diminution in the value of the security afforded by the Property or any future reduction in the sales price of the Property by reason of any matter set forth in this Section 1.24(c). Mortgagee's rights under this Section shall survive payment in full of the indebtedness secured hereby and shall be in addition to all other rights of Mortgagee under this Mortgage and the other Transaction Documents.

                  (d) Upon Mortgagee's written request, at any time after the occurrence of a default hereunder or at such other time as Mortgagee has reasonable grounds to believe that Hazardous Substances are or have been handled, generated, stored, processed, transported to or from, or released or discharged from or disposed of on or around the Property (other than in the normal course of Mortgagor's or the tenants' business or activities, respectively, and in compliance with all Environmental Laws) or that the Property may be in violation of Environmental Laws, Mortgagor shall provide, at Mortgagor's sole cost and expense, an inspection or audit of the Property prepared by a hydrogeologist or environmental engineer or other appropriate consultant reasonably approved by Mortgagee indicating the presence or absence of Hazardous Substances on the Property (including asbestos-containing material or lead-based paint). If Mortgagor fails to provide such inspection or audit within sixty (60) days after such request, Mortgagee may order the same, and Mortgagor hereby grants to Mortgagee and its employees and agents access to the Property and a license to undertake such inspection or audit. The cost of such inspection or audit, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately paid by Mortgagor on demand and shall be secured by this Mortgage.

                  (e) Without limiting the foregoing, Mortgagee and its authorized representatives may, during normal business hours and at its own expense, inspect the Property and Mortgagor's records related thereto for the purpose of determining compliance with Environmental Laws and the terms and conditions of this Section 1.24.

         1.25 Indemnification; Subrogation.

                  (a) Mortgagor shall indemnify, defend and hold Mortgagee harmless against: (i) any and all claims for brokerage, leasing, finder's or similar fees which may be made relating to the Property or the secured indebtedness, (ii) any and all liability, obligations, losses, damages, penalties, claims, actions, suits, liens, charges, encumbrances, costs and expenses (including Mortgagee's attorneys' fees, together with appellate counsel fees, if any) of whatever kind or nature which may be asserted against, imposed on or incurred by Mortgagee under any lease or occupancy agreement, this Mortgage, the Property, or any part thereof, or the exercise by Mortgagee of any rights or remedies granted to it under this Mortgage, and any default under this Mortgage, and (iii) any liens (whether judgments, mechanics', materialmen's or otherwise), charges and encumbrances filed against the Property, and from any claims and demands for damages or injury, including claims for property damage, personal injury or wrongful death, arising out of or in connection with any accident or fire or other casualty on the Real Estate or the Improvements or any nuisance made or suffered thereon, including, in any case, attorney's fees, costs and expenses as aforesaid, whether at pretrial, trial or appellate level. Should Mortgagee incur any liability under this Mortgage or any of the other Transaction Documents, the amount thereof, including, without limitation, costs, expenses and reasonable attorneys' fees, together with interest thereon at the Default Interest Rate from the date incurred by Mortgagee until actually paid by Mortgagor, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby. However, nothing herein shall be construed to obligate Mortgagor to indemnify, defend and hold harmless Mortgagee from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs and expenses enacted against, imposed on or incurred by Mortgagee by reason of Mortgagee's willful misconduct or gross negligence. This indemnity shall survive payment in full of the indebtedness secured hereby.

         Mortgagee may engage the services of attorneys if it is made a party defendant to any litigation (or threatened claim) or to enforce the terms of this Mortgage or to protect its rights hereunder, and in the event of any such engagement, Mortgagor shall pay Mortgagee's attorneys' fees (together with reasonable appellate counsel fees, if any) and expenses reasonably incurred by Mortgagee, whether or not an action is actually commenced against Mortgagor. All references to "attorneys" in this Subsection and elsewhere in this Mortgage shall include without limitation any attorney or law firm engaged by Mortgagee and Mortgagee's in-house counsel, and all references to "fees and expenses" in this Subsection and elsewhere in this Mortgage shall include without limitation any fees of such attorney or law firm and any allocation charges and allocation costs of Mortgagee's in-house counsel.

                 (c) A waiver of subrogation shall be obtained by Mortgagor from its insurance carrier and, consequently, Mortgagor waives any and all right to claim or recover against Mortgagee, its officers, employees, agents and representatives, for loss of or damage to Mortgagor, the Property, Mortgagor's property or the property of others under Mortgagor's control from any cause insured against or required to be insured against by the provisions of this Mortgage.

         1.26. Litigation. Mortgagor will give prompt written notice to Mortgagee of any litigation or governmental proceedings pending or threatened (in writing) against Mortgagor which might have a material adverse effect on the Property, the business, prospects, profits, operations or condition (financial or otherwise) of Mortgagor, the enforceability, validity, perfection or priority of the lien of any Transaction Document, or the ability of Mortgagor to perform any obligation under any Transaction Document.

         1.27. ERISA. (a) Mortgagor shall not engage in any transaction which would cause any obligation, or action taken or to be taken, hereunder (or the exercise by Mortgagee of any of its rights under this Mortgage or any of the other Transaction Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

                  (b) Mortgagor further covenants and agrees to deliver to Mortgagee such certifications or other evidence from time to time throughout the term of this Mortgage, as requested by Mortgagee in its sole discretion, that
(i) Mortgagor is not an "employee benefit plan" as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a "governmental plan" within the meaning of Section 3(3) of ERISA; (ii) Mortgagor is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

                 (x) Equity interests in Mortgagor are publicly offered securities within the meaning of 29 C.F.R. Section 2510.3-101(b)(2)
         (1998) as amended from time to time or any successor provision;

                 (y) Less than 25 percent of each outstanding class of equity interests in Mortgagor are held by "benefit plan investors" within the meaning of 29 C.F.R. Section 2510.3- 101(f)(2) (1998) as amended from time to time or any successor provision; or

                 (z) Mortgagor qualifies as an "operating company" or a "real estate operating company" within the meaning of 29 C.F.R. Section 2510.3-101(c) or (e) or an investment company registered under the Investment Company Act of 1940.

                 (c) Mortgagor shall indemnify Mortgagee and defend and hold Mortgagee harmless from and against all civil penalties, excise taxes, or other loss, cost damage and expense (including, without limitation, reasonable attorneys' fees and disbursements and costs incurred in the investigation, defense and settlement of claims and losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Mortgagee's sole discretion) that Mortgagee may incur, directly or indirectly, as a result of a default under this Section. This indemnity shall survive any termination, satisfaction or foreclosure of this Mortgage.

         1.28 To the extent permitted by law, Mortgagor hereby expressly waives
(a) the benefit of appraisement provided for in Articles 2332, 2336, 2723 and 2724, Louisiana Code of Civil Procedure, and all other laws conferring such benefits; (b) the demand and three (3) days delay accorded by Articles 2639 and 2721, Louisiana Code of Civil Procedure; (c) the notice of seizure required by Articles 2293 and 2721, Louisiana Code of Civil Procedure; (d) the three (3) days delay provided by Articles 2331 and 2722, Louisiana Code of Civil Procedure; (e) the benefit of the other provisions of Articles 2331, 2722, and 2723, Louisiana Code of Civil Procedure; (f) the benefit of the provisions of any other articles of the Louisiana Code of Civil Procedure not specifically mentioned above; (g) all rights of division and discussion with respect to any obligation secured by this mortgage; and (h) all homestead and other exemptions relating to the Property.


                                   ARTICLE II
                                EVENTS OF DEFAULT

         2.1 Events of Default. The occurrence of any of the following events shall be a default hereunder:

                 (a) The occurrence of an Event of Default (as such term is defined in the Debentures).

                 (b) Mortgagor fails to punctually perform any covenant, agreement, obligation, term or condition hereof which requires payment of any money to Mortgagee.

                 (c) Mortgagor fails to provide insurance as required by Section
1.4 hereof or fails to perform any covenant, agreement obligation, term or condition set forth herein other than those otherwise described in this Section
2.1 and, to the extent such failure or default is susceptible of being cured, the continuance of such failure or default for thirty (30) days after written notice thereof from Mortgagee to Mortgagor; provided, however, that if such default is susceptible of cure but such cure cannot be accomplished with reasonable diligence within said period of time, and if Mortgagor commences to cure such default promptly after receipt of notice thereof from Mortgagee, and thereafter prosecutes the curing of such default with reasonable diligence, such period of time shall be extended for such period of time as may be necessary to cure such default with reasonable diligence, but not to exceed an additional sixty (60) days.

                  (d) Any representation or warranty made herein, in or in connection with any of the other Transaction Documents to Mortgagee by Mortgagor, is determined by Mortgagee to have been false or misleading in any material respect at the time made.

                  (e) There shall be a sale, conveyance, disposition, alienation, hypothecation, leasing, assignment, pledge, Mortgage, granting of a security interest in or other transfer or further encumbering of the Property.

                  (f) A default occurs under any of the other Transaction Documents which has not been cured within any applicable grace or cure period therein provided.

                  (g) Mortgagor becomes insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, shall file a petition in bankruptcy, shall voluntarily be adjudicated insolvent or bankrupt or shall admit in writing the inability to pay debts as they mature, shall petition or apply to any tribunal for or shall consent to or shall not contest the appointment of a receiver, trustee, custodian or similar officer for Mortgagor, or for a substantial part of the assets of Mortgagor, or shall commence any case, proceeding or other action under any bankruptcy, reorganization, arrangement, readjustment or debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect.

                  (h) A petition ("Petition") is filed or any case, proceeding or other action is commenced against Mortgagor, seeking to have an order for relief entered against it as debtor or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts or other relief under any law relating to bankruptcy, insolvency, arrangement, reorganization, receivership or other debtor relief under any law or statute of any jurisdiction, whether now or hereafter in effect, or a court of competent jurisdiction enters an order for relief against Mortgagor, or an order, judgment or decree is entered appointing, with or without the consent of Mortgagor, or for any substantial part of any of the properties of Mortgagor, and if any such event shall occur, such petition, case, proceeding, action, order, judgment or decree shall not be dismissed within sixty (60) days after being commenced.

                  (i) Mortgagor solicits or aids the solicitation of the filing of any Petition against Mortgagor including, without limitation: (i) providing information regarding the identity of creditors or the nature of creditors' claims to any third party unless compelled to do so by Order of a court of competent jurisdiction or by regulation promulgated by a governmental agency, or
(ii) paying the legal fees or expenses of any creditor of or interest holder in Mortgagor with respect to any matter whatsoever.

                  (j) The Property or any part thereof shall be taken on execution or other process of law in any action against Mortgagor.

                  (k) Mortgagor abandons all or a portion of the Property.

                  (l) The holder of any lien or security interest on the Property (without implying the consent of Mortgagee to the existence or creation of any such lien or security interest), whether superior or subordinate to this Mortgage or any of the other Transaction Documents, declares a default and such default is not cured within any applicable grace or cure period set forth in the applicable document or such holder institutes foreclosure or other proceedings for the enforcement of its remedies thereunder.

                 (m) The Property, or any part thereof, is subjected to actual or threatened waste or to removal, demolition or material alteration so that the value of the Property is materially diminished thereby and Mortgagee determines (in its subjective determination) that it is not adequately protected from any loss, damage or risk associated therewith.

                 (n) Any dissolution, termination, partial or complete liquidation, merger or consolidation of Mortgagor.


                                  ARTICLE III.

     A. REMEDIES

         3.1 Remedies Available. If there shall occur a default under this Mortgage, and such default has not been cured within any applicable grace or cure period, then this Mortgage is subject to foreclosure as provided by law and Mortgagee may, at its option and by or through a trustee, nominee, assignee or otherwise, to the fullest extent permitted by law, exercise any of its rights or remedies at law or in equity and, in addition, any or all of the following rights, remedies and recourses, either successively or concurrently.

                  (a) Exercise of Remedies Under the Debentures. Mortgagee shall have the right to exercise any remedy available to it under Section 17 of the Debentures.

                  (b) Entry on the Property. Without in any way curing or waiving any default of Mortgagor, either in person, by agent or by court-appointed receiver, with or without bringing any action or proceeding, or by a receiver appointed by a court and without regard to the adequacy of its security, enter upon and take possession of the Property, or any part thereof, in its own name, without force or with such force as is permitted by law and without notice or process or with such notice or process as is required by law unless such notice and process is waivable, in which case Mortgagor hereby waives such notice and process, and do any and all acts and perform any and all work which may be desirable or necessary in Mortgagee's judgment to complete any unfinished construction on the Real Estate, to preserve and/or enhance the value, marketability or rentability of the Property, to increase the income therefrom, to manage and operate the Property or to protect the security hereof and all sums expended by Mortgagee therefor, together with interest thereon at the Default Interest Rate, shall be immediately due and payable to Mortgagee by Mortgagor on demand and shall be secured hereby.

                  (c) Collect Rents and Profits. With or without taking possession of the Property, sue for or otherwise collect the Rents and Profits, including those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including reasonable attorney's fees, upon any indebtedness secured hereby, all in such order as Mortgagee in its discretion may determine.

                  (d) Appointment of Receiver. Upon, or at any time prior or after, initiating the exercise of any power of sale, instituting any judicial foreclosure or instituting any other foreclosure of the liens and security interests provided for herein or any other legal proceedings hereunder, make application, ex-parte, to a court of competent jurisdiction for appointment of a receiver for all or any part of the Property, as a matter of strict right and without notice to Mortgagor and without regard to the adequacy of the Property for the repayment of the indebtedness secured hereby or the solvency of Mortgagor or any person or persons liable for the payment of the indebtedness secured hereby, and Mortgagor does hereby irrevocably consent to such appointment, waives any and all notices of and defenses to such appointment and agrees not to oppose any application therefor by Mortgagee, but nothing herein is to be construed to deprive Mortgagee of any other right, remedy or privilege Mortgagee may now have under the law to have a receiver appointed. Any such receiver shall have all of the usual powers and duties of receivers in similar cases, including, without limitation, the full power to hold, develop, rent, lease, manage, maintain, operate and otherwise use or permit the use of the Property upon such terms and conditions as said receiver may deem to be prudent and reasonable under the circumstances as more fully set forth in Section 3.3 below. Such receivership shall, at the option of Mortgagee, continue until full payment of all of the indebtedness secured hereby or until title to the Property shall have passed by foreclosure sale under this Mortgage or deed in lieu of foreclosure.

                  (e) Foreclosure.

                        (i) Cause all or any part of the Property to be seized and sold under executory or other legal process without appraisement, which is hereby expressly waived, as an entirety or in parcels, as Mortgagee may determine, to the highest bidder for cash, or on such terms as are acceptable to Mortgagee. For purposes of executory process, Mortgagor hereby confesses judgment in favor of Mortgagee for the full amount of the indebtedness secured hereby.

                        (ii) Immediately sell the Property at public auction (to the extent not prohibited by law, without regard to the right of any party to the marshalling of assets), and at such time and place, upon such terms and conditions and, after the giving of such previous notice as is required by law. Such notice shall contain such information regarding the sale or sales as required by Louisiana law and shall be sufficiently given if (unless otherwise specifically required by Louisiana law in which case only the specific requirements of Louisiana law need be complied with and shall prevail and govern in all cases), mailed by certified mail, return receipt requested, to the Mortgagor at the Mortgagor's address provided for herein and an original thereof recorded with the Recorder of Mortgages of Calcasieu Parish, State of Louisiana (if and to the extent required by Louisiana law) and published as required by Louisiana law. In furtherance of the foregoing, pursuant to Louisiana Revised Statutes 9:5136, et seq., Mortgagor hereby designates Mortgagee, or any employee, agent or other person named by Mortgagee at the time any seizure of the Mortgaged Property is effected by Mortgagee, to serve as a keeper of the Mortgaged Property pending the judicial sale thereof. The keeper's fees shall be determined by a court of competent jurisdiction and the payment of such fees shall be secured by this Mortgage.


                        (iii) Cause the conveyance to Mortgagee by special warranty deed of the fee simple title to the Property, or the state or interest therein so sold, to and at the cost of the purchaser, free and discharged of and from all estate, right, title or interest of Mortgagor, its successors or assigns, at law or in equity, such purchaser being hereby discharged from all liability to see to the application of the purchase money.

                        (iv) The Mortgagor hereby (a) declares its assent to the passing of a decree for the sale of any or all of the Property or any estate or interest therein by any equity court having jurisdiction over the sale of the Property upon the occurrence of default under this Mortgage, and (b) authorizes and empowers Mortgagee, upon the occurrence of such a default, to take possession of any or all of the Security and to sell any or all of it or any estate or interest therein in accordance with the legal rights relating to or affecting deeds of trust or security agreements in the State of Louisiana. Neither the foregoing assent to decree nor the foregoing power of sale shall be exhausted if such proceeding or sale is dismissed or cancelled before the indebtedness secured by this Mortgage is paid in full.

                        (v) In the event foreclosure proceedings are filed by Mortgagee, all expenses incident to such proceeding, including, but not limited to, attorneys' fees and costs, shall be paid by Mortgagor and secured by this Mortgage.

                        (vi) The secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate, any prepayment charge, fee or premium required to be paid under the Debentures in order to prepay principal (to the extent permitted by applicable law), attorneys' fees and any other amounts due and unpaid to Mortgagee under the Transaction Documents, may be bid by Mortgagee in the event of a foreclosure sale hereunder. In the event of a sale pursuant to foreclosure as provided herein, it is understood and agreed that Mortgagee or its assigns may become the purchaser of the Property or any part thereof.

                  (f) Remediesof Secured Party. Exercise any or all of the remedies available to a secured party under the Uniform Commercial Code as in effect in the State of Louisiana.

                  (g) Other. Exercise any other right or remedy available hereunder, under any of the other Transaction Documents or at law or in equity.

         3.2. Application of Proceeds. To the fullest extent permitted by law, the proceeds of any sale or sales under this Mortgage shall be held by the Mortgagee and applied to the extent funds are so available to the following items in such order as Mortgagee in its discretion may determine:

                  (a) To payment of the costs, expenses and fees of taking possession of the Property, and of holding, operating, maintaining, using, leasing, repairing, improving, marketing and selling the same and of otherwise enforcing Mortgagee's right and remedies hereunder and under the other Transaction Documents, including, but not limited to, receivers' fees, court costs, attorneys', accountants', appraisers', auctioneers', managers' and other professional fees, title charges and transfer taxes.

                  (b) To payment of all sums expended by Mortgagee under the terms of any of the Transaction Documents and not yet repaid, together with interest on such sums at the Default Interest Rate.

                  (c) To payment of the secured indebtedness and all other obligations secured by this Mortgage, including, without limitation, interest at the Default Interest Rate and, to the extent permitted by applicable law, any prepayment fee, charge or premium required to be paid under the Debentures.

                  (d) The remainder, if any, of such funds shall be disbursed to Mortgagor or to the person or persons legally entitled thereto.

         3.3.Right and Authority of Receiver or Mortgagee in the Event of Default; Power of Attorney. Upon the occurrence of a default hereunder, which default is not cured within any applicable grace or cure period, and entry upon the Property pursuant to Section 3.1(b) hereof or appointment of a receiver pursuant to Section 3.1(d) hereof, and under such terms and conditions as may be prudent and reasonable under the circumstances in Mortgagee's or the receiver's sole discretion, all at Mortgagor's expense, Mortgagee or said receiver, or such other persons or entities as they shall hire, direct or engage, as the case may be, may do or permit one or more of the following, successively or concurrently:
(a) enter upon and take possession and control of any and all of the Property;
(b) take and maintain possession of all documents, books, records, papers and accounts relating to the Property; (c) exclude Mortgagor and its agents, servants and employees wholly from the Property; (d) manage and operate the Property; (e) preserve and maintain the Property; (f) make repairs and alterations to the Property; (g) complete any construction or repair of the Improvements, with such changes, additions or modifications of the plans and specifications or intended disposition and use of the Improvements as Mortgagee may in its sole discretion deem appropriate or desirable to place the Property in such condition as will, in Mortgagee's sole discretion, make it or any part thereof readily marketable or rentable; (h) conduct a marketing or leasing program with respect to the Property, or employ a marketing or leasing agent or agents to do so, directed to the leasing or sale of the Property under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (i) employ such contractors, subcontractors, materialmen, architects, engineers, consultants, managers, brokers, marketing agents, or other employees, agents, independent contractors or professionals, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the rights and powers herein granted; (j) execute and deliver, in the name of Mortgagor as attorney-in-fact and agent of Mortgagor or in its own name, such documents and instruments asare necessary or appropriate to consummate authorized transactions; (k) enter into such leases, whether of real or personal property, or tenancy agreements, under such terms and conditions as Mortgagee may in its sole discretion deem appropriate or desirable; (l) collect and receive the Rents and Profits from the Property; (m) eject tenants or repossess personal property, as provided by law, for breaches of the conditions of their leases or other agreements; (n) sue for unpaid Rents and Profits, payments, income or proceeds in the name of Mortgagor or Mortgagee; (o) maintain actions in forcible entry and detainer, ejectment for possession and actions in distress for rent; (p) compromise or give acquittance for Rents and Profits, payments, income or proceeds that may become due; (q) delegate or assign any and all rights and powers given to Mortgagee by this Mortgage; and (r) do any acts which Mortgagee in its sole discretion deems appropriate or desirable to protect the security hereof and use such measures, legal or equitable, as Mortgagee may in its sole discretion deem appropriate or desirable to implement and effectuate the provisions of this Mortgage. This Mortgage shall constitute a direction to and full authority to any lessee, or other third party who has heretofore dealt or contracted or may hereafter deal or contract with Mortgagor or Mortgagee, at the request of Mortgagee, to pay all amounts owing under any lease, contract, concession, license or other agreement to Mortgagee without proof of the default relied upon. Any such lessee or third party is hereby irrevocably authorized to rely upon and comply with (and shall be fully protected by Mortgagor in so doing) any request, notice or demand by Mortgagee for the payment to Mortgagee of any Rents and Profits or other sums which may be or thereafter become due under its lease, contract, concession, license or other agreement, or for the performance of any undertakings under any such lease, contract, concession, license or other agreement, and shall have no right or duty to inquire whether any default under this Mortgage or under any of the other Transaction Documents has actually occurred or is then existing. Mortgagor hereby constitutes and appoints Mortgagee, its assignees, successors, transferees and nominees, as Mortgagor's true and lawful attorney-in-fact and agent, with full power of substitution in the Property, in Mortgagor's name, place and stead, to do or permit any one or more of the foregoing described rights, remedies, powers and authorities, successively or concurrently, and said power of attorney shall be deemed a power coupled with an interest and irrevocable so long as any indebtedness secured hereby is outstanding. Any money advanced by Mortgagee in connection with any action taken under this Section 3.3, together with interest thereon at the Default Interest Rate from the date of making such advancement by Mortgagee until actually paid by Mortgagor, shall be a demand obligation owing by Mortgagor to Mortgagee and shall be secured by this Mortgage and by every other instrument securing the secured indebtedness.

         3.4. Occupancy After Foreclosure. In the event there is a sale or sales pursuant to Section 3.2 hereof and at the time of such sale or sales, Mortgagor or Mortgagor's representatives, successors or assigns, or any other persons claiming any interest in the Property by, through or under Mortgagor (except tenants of space in the Improvements subject to leases entered into prior to the date hereof), are occupying or using the Property, or any part thereof, then, to the extent not prohibited by applicable law, each and all shall, at the option of Mortgagee or the purchaser at such sale, as the case may be, immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day-to-day, terminable at the will of either landlord or tenant, at a reasonable rental per day based upon the value of the Property occupied or used, such rental to be due daily to the purchaser. Further, to the extent permitted by applicable law, in the event the tenant fails to surrender possession of the Property upon the termination of such tenancy, the purchaser shall be entitled to institute and maintain an action for unlawful detainer of the Property in the appropriate court of the State of Louisiana.

         3.5. Notice to Account Debtors. Mortgagee may, at any time after a default hereunder, which default is not cured within any applicable grace or cure period, notify the account debtors and obligors of any accounts, chattel paper, negotiable instruments or other evidences of indebtedness to Mortgagor included in the Property to pay Mortgagee directly. Mortgagor shall at any time or from time to time upon the request of Mortgagee provide to Mortgagee a current list of all such account debtors and obligors and their addresses.

         3.6. Cumulative Remedies. All remedies contained in this Mortgage are cumulative, and Mortgagee shall also have all other remedies provided at law and in equity or in any other Transaction Documents. Such remedies may be pursued separately, successively or concurrently at the sole subjective direction of Mortgagee and may be exercised in any order and as often as occasion therefor shall arise. No act of Mortgagee shall be construed as an election to proceed under any particular provisions of this Mortgage to the exclusion of any other provision of this Mortgage or as an election of remedies to the exclusion of any other remedy which may then or thereafter be available to Mortgagee. No delay or failure by Mortgagee to exercise any right or remedy under this Mortgage shall be construed to be a waiver of that right or remedy or of any default hereunder. Mortgagee may exercise any one or more of its rights and remedies at its option without regard to the adequacy of its security.

         3.7. Payment of Expenses. Mortgagor shall pay on demand all of Mortgagee's expenses reasonably incurred in any efforts to enforce any terms of this Mortgage, whether or not any lawsuit is filed and whether or not foreclosure is commenced but not completed, including, but not limited to, reasonable legal fees and disbursements, foreclosure costs and title charges, together with interest thereon from and after the date incurred by Mortgagee until actually paid by Mortgagor at the Default Interest Rate, and the same shall be secured by this Mortgage.


                                   ARTICLE IV.
                       MISCELLANEOUS TERMS AND CONDITIONS

         4.1. Time of Essence. Time is of the essence with respect to all provisions of this Mortgage.

         4.2. Release of Mortgage. At such time as the face amount of the outstanding Debentures is equal to less than $3,000,000, and all other sums due under the Debentures shall have been paid at the time and in the manner stipulated therein or converted to shares of common stock, par value $.08 per share of AIPC, and all other sums payable under this Mortgage shall have been paid and all other covenants contained in the Transaction Documents shall have been performed then, and in such event only, all rights under this Mortgage shall terminate except for those provisions hereof which by their terms survive, and the Property shall become wholly clear of the liens, security interests, conveyances and assignments evidenced hereby, which shall be released by Mortgagee in due form at Mortgagor's cost. Mortgagor shall be responsible for the recordation of such release and payment of any recordation costs associated therewith.

         4.3. Certain Rights of Mortgagee. Without affecting Mortgagor's liability for the payment of any of the indebtedness secured hereby, Mortgagee may from time to time and without notice to Mortgagor: (a) release any person liable for the payment of the indebtedness secured hereby; (b) extend or modify the terms of payment of the indebtedness secured hereby; (c) accept additional real or personal property of any kind as security or alter, substitute or release any property securing the indebtedness secured hereby; (d) recover any part of the Property; (e) consent in writing to the making of any subdivision map or plat thereof; (f) join in granting any easement therein; or (g) join in any extension agreement of this Mortgage or any agreement subordinating the lien hereof.

         4.4. Notices. All notices, demands, requests or other communications to be sent by one party to the other hereunder or required by law shall be in writing and shall be deemed to have been validly given or served by delivery of the same in person to the intended addressee, or by depositing the same with Federal Express or another reputable private courier service for next business day delivery, or by depositing the same in the United States mail, postage prepaid, registered or certified mail, return receipt requested, in any event addressed to the intended addressee at its address set forth on the first page of this Mortgage or at such other address as may be designated by such party as herein provided. All notices, demands and requests shall be effective upon such personal delivery, or one (1) business day after being deposited with the private courier service, or two (2) business days after being deposited in the United States mail as required above. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given as herein required shall be deemed to be receipt of the notice, demand or request sent. By giving to the other party hereto at least fifteen (15) days' prior written notice thereof in accordance with the provisions hereof, the parties hereto shall have the right from time to time to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

         4.5. Successors and Assigns. The terms, provisions, indemnities, covenants and conditions hereof shall be binding upon Mortgagor and the successors and assigns of Mortgagor, including all successors in interest in and to all or any part of the Property, and shall inure to the benefit of Mortgagee, and its successors and assigns and shall constitute covenants running with the land. If Mortgagor consists of more than one person or entity, each will be jointly and severally liable to perform the obligations of Mortgagor.

         4.6. Severability. A determination that any provision of this Mortgage is unenforceable or invalid shall not affect the enforceability or validity of any other provision.

         4.7. Gender. Within this Mortgage, words of any gender shall be held and construed to include any other gender, and words in the singular shall be held and construed to include the plural, and vice versa, unless the context otherwise requires.

         4.8. Waiver; Discontinuance of Proceedings. Mortgagee may waive any default by Mortgagor hereunder without waiving any other prior or subsequent default, and may remedy any default by Mortgagor hereunder without waiving the default remedied. Neither the failure or delay by Mortgagee in exercising, any right, power or remedy upon any default by Mortgagor hereunder shall be construed as a waiver of such default or as a waiver of the right to exercise any such right, power or remedy at a later date. No single or partial exercise by Mortgagee of any right, power or remedy hereunder shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy hereunder may be exercised at any time and from time to time. No modification or waiver of any provision hereof nor consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be in writing and signed by Mortgagee, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. No notice to nor demand on Mortgagor in any case shall of itself entitle Mortgagor to any other or further notice or demand in similar or other circumstances. Acceptance by Mortgagee of any payment in an amount less than the amount then due on any of the secured indebtedness shall be deemed an acceptance on account only and shall not in any way affect the existence of a default hereunder.

         4.9. Section Headings. The headings of the sections and paragraphs of this Mortgage are for convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

         4.10 Governing Law. This Mortgage will be governed by and construed in accordance with the laws of the State of Louisiana, provided that to the extent that any of such laws may now or hereafter be preempted by Federal law, in which case such Federal law shall so govern and be controlling. References in this Mortgage and the Transaction Documents to any state, county, local or municipal government, court, regulation, law or ordinance shall, where applicable, constitute references to any government, court, regulation, law or ordinance of the State of Louisiana.

         4.11. Counting of Days. The term "days" when used herein shall mean calendar days. If any time period ends on a Saturday, Sunday or holiday officially recognized by the State of Louisiana, the period shall be deemed to end on the next succeeding business day. The term "business day" or "Business Day" when used herein shall mean a weekday, Monday through Friday, except a legal holiday or a day on which banking institutions in New York, New York are authorized by law to be closed.

         4.12. Application of the Proceeds of the Debentures. To the extent that proceeds of the Debentures are used to pay indebtedness secured by any outstanding lien, security interest, charge or prior encumbrance against the Property, such proceeds have been advanced by Mortgagee at Mortgagor's request and Mortgagee shall be subrogated to any and all rights, security interests and liens owned by any owner or holder of such outstanding liens, security interests, charges or encumbrances, irrespective of whether said liens, security interests, charges or encumbrances are released.

         4.13. Unsecured Portion of Indebtedness. If any part of the secured indebtedness cannot be lawfully secured by this Mortgage or if any part of the Property cannot be lawfully subject to the lien and security interest hereof to the full extent of such indebtedness, then all payments made shall be applied on said indebtedness first in discharge of that portion thereof which is unsecured by this Mortgage.

         4.14. Cross Default. A default hereunder which has not been cured within any applicable grace or cure period shall be a default under each of the other Transaction Documents.

         4.15. Interest After Sale. In the event the Property or any part thereof shall be sold upon foreclosure as provided hereunder, to the extent permitted by law, the sum for which the same shall have been sold shall, for purposes of redemption (pursuant to the laws of the State of Louisiana), bear interest at the Default Interest Rate.

         4.16. Construction of this Document. This document may be construed as a mortgage, security deed, Mortgage, chattel mortgage, conveyance, assignment, security agreement, pledge, financing statement, hypothecation or contract, or any one or more of the foregoing, in order to fully effectuate the liens and security interests created hereby and the purposes and agreements herein set forth.

         4.17. No Merger. It is the desire and intention of the parties hereto that this Mortgage and the lien hereof shall not merge in fee simple title to the Property.

         4.18. Rights With Respect to Junior Encumbrances. Any person or entity purporting to have or to take a junior mortgage or other lien upon the Property or any interest therein shall be subject to the rights of Mortgagee to amend, modify, increase, vary, alter or supplement this Mortgage or any of the other Transaction Documents and to extend the maturity date of the indebtedness secured hereby and to increase the amount of the indebtedness secured hereby and to waive or forebear the exercise of any of its rights and remedies hereunder or under any of the other Transaction Documents and to release any collateral or security for the indebtedness secured hereby, in each and every case without obtaining the consent of the holder of such junior lien and without the lien or security interest of this Mortgage losing its priority over the rights of any such junior lien.

         4.19. Mortgagee May File Proofs of Claim. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other proceedings affecting Mortgagor or the principals or general partners in Mortgagor, or their respective creditors or property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have the claims of Mortgagee allowed in such proceedings for the entire secured indebtedness at the date of the institution of such proceedings and for any additional amount which may become due and payable by Mortgagor hereunder after such date.

         4.20. After-Acquired Property. All property acquired by Mortgagor after the date of this Mortgage which by the terms of this Mortgage shall be subject to the lien and the security interest created hereby, shall immediately upon the acquisition thereof by Mortgagor and without further Mortgage, conveyance or assignment become subject to the lien and security interest created by this Mortgage.

         4.21. No Representation. By accepting delivery of any item required to be observed, performed or fulfilled or to be given to Mortgagee pursuant to the Transaction Documents, including, but not limited to, any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have warranted, consented to, or affirmed the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance of delivery thereof shall not be or constitute any warranty, consent or affirmation with respect thereto by Mortgagee.

         4.22. Counterparts. This Mortgage may be executed in any number of counterparts, each of which shall be effective only upon delivery and thereafter shall be deemed an original, and all of which shall be taken to be one and the same instrument, for the same effect as if all parties hereto had signed the same signature page.

         4.23. Recording and Filing. Mortgagor will cause the Transaction Documents and all amendments and supplements thereto and substitutions therefor to be recorded, filed, re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay on demand all such recording, filing, re-recording and re-filing taxes, fees and other charges. Mortgagor shall reimburse Mortgagee, or its servicing agent, for the costs incurred in obtaining a tax service company to verify the status of payment of taxes and assessments on the Property.

         4.24 Entire Agreement and Modifications. This Mortgage and the other Transaction Documents contain the entire agreements between the parties and supersede any prior agreements (oral or written), and may not be amended, revised, waived, discharged, released or terminated orally but only by a written instrument or instruments executed by the party against which enforcement of the amendment, revision, waiver, discharge, release or termination is asserted.

         4.26. Application of Default Interest Rate Not a Waiver. Application of the Default Interest Rate shall not be deemed to constitute a waiver of any default or any rights or remedies of Mortgagee under this Mortgage, any other Transaction Document or applicable Legal Requirements, or a consent to any extension of time for the payment or performance of any obligation with respect to which the Default Interest Rate may be invoked.

         4.27. Relationship of the Parties. The relationship between Mortgagor and Mortgagee is that of a borrower and a lender only and neither of those parties is, nor shall it hold itself out to be, the agent, employee, joint venturer or partner of the other party.

         4.28. Fixture Filing. This Mortgage shall be effective from the date of its recording as a financing statement filed as a fixture filing with respect to all goods constituting part of the Property which are or are to become fixtures.

         4.29 Joinder of AIPC. AIPC hereby does appear and joins and consents to the foregoing Mortgage for any and all purposes necessary to give effect to the provisions of the Mortgage, including without limitation the terms of Section
1.6 and Section 3.1(a). In addition, AIPC does hereby declare that it does not own any right, title and interest in and to the Property. To the extent that AIPC does now or hereafter owns any of the Property, AIPC hereby mortgages, affects and hypothecates, and assigns and grants a security interest, to and in favor of Mortgagee, its successors and assigns, in all of AIPC's estate, right, title and interest in, to and under any and all of the Property on the terms and conditions hereinabove set forth.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                 THUS DONE AND PASSED, in multiple originals at _________________________, on the day, month and year first above written, in the presence of ________________________ and _________________________, the
undersigned competent witnesses, who sign their names with the appearers and the undersigned Notary Public.



                                   MORTGAGOR:


                 WITNESSES:   AMERICAN INTERNATIONAL REFINERY, INC.


        By:_____________________________By:__________________________[SEAL]
        Name:___________________________Name:______________________________
                       Title: President/Vice President
                       By:_____________________________
                       Name:___________________________


                                 _____________________________
                                 Notary Public

                                 My commission expires:
                                 ______________________________

     THUS DONE AND PASSED, in multiple originals at _________________________, on the day, month and year first above written, in the presence of ________________________ and _________________________, the undersigned competent witnesses, who sign their names with the appearers and the undersigned Notary Public.



                                   MORTGAGEE:

                               HALIFAX FUND, L.P.

        By:_____________________________By:__________________________[SEAL]
        Name:___________________________Name:______________________________
                       Title: ______________________________
                       By:_____________________________
                       Name:___________________________


                                 _____________________________
                                 Notary Public

                                 My commission expires:
                                 ______________________________

                                     JOINDER

     The undersigned is executing this Mortgage for the purpose of appearing herein and ratifying and confirming its agreement to the terms of this Mortgage, including without limitation the terms of Section 4.29 of this Mortgage.

     THUS DONE AND PASSED, in multiple originals at _________________________, on the day, month and year first above written, in the presence of ________________________ and _________________________, the undersigned competent witnesses, who sign their names with the appearers and the undersigned Notary Public.


                                           AMERICAN INTERNATIONAL
                                           PETROLEUM CORPORATION



By:_____________________________   By:__________________________[SEAL]
Name:___________________________
Name:___________________________
                                   Title:  ______________________________
By:_____________________________
Name:___________________________



                                    ____________________________________
                                    Notary Public

                                    My commission expires:

                                    ______________________

                                    EXHIBIT A

                                LEGAL DESCRIPTION




Tract No. 1:
------------

The East Half of the North Half of the Northeast Quarter of Section 14, Township 9 South, Range 8 West, Calcasieu Parish, Louisiana, LESS and EXCEPT the following:

That certain tract or parcel of land, containing five (5) acres, more or less, beginning at a set pk nail marking the Northwest Corner of the Northwest Quarter of the Northeast Quarter of Section 14, Township 9 South, Range 8 West, Louisiana Meridian, Calcasieu Parish, Louisiana, thence North 89(degree)0'01" East along the North line of said Northeast Quarter of the Northeast Quarter for a distance of 75.0 feet to a set pk nail, the Northeast Corner of herein described tract, thence South 00(degree)13'59" East for a distance of 714.0 feet to a set 1/2 inch pipe, thence North 89(degree)50'01" East for a distance of
290.0 feet to a set 1/2 inch pipe, thence South 00(degree)13'59" East for a distance of 450.0 feet to a set 1/2 inch pipe, the Southeast Corner of herein described tract, thence South 89(degree)50'01" West for a distance of 365.0 feet to a set 1/2 inch pipe in the West line of the aforesaid Northeast Quarter of the Northeast Quarter, the Southwest Corner of herein described tract, thence North 00(degree)13'50" West along the said West line, for a distance of 1164.0 feet to the point of beginning. Leaving a balance of 35 acres, more or less.

Tract No. 2:
------------

The West 30 acres of all that part or parcel of Lots 13 and 14 of Section 12, Township 9 South, Range 8 West (LESS AND EXCEPT the East 495 feet of Lot 14 sold to O.H. Castle on May 22, 1912, and a strip adjoining the same on the West being 690 feet wide sold to Fay H. Mertz on August 15, 1919) lying East of a private shell road whose East line is located on and may be described as commencing at the Southwest Corner of Lot 13 of Section 12, Township 9 South, Range 8 West, thence running North 19(degree)36'10" East a distance of 771.13 foot to a point, thence North 5(degree)38'0" East to the Calcasieu River and Old Town Bay, a distance of 554.29 feet, more or less.

Tract No. 3:
------------

I. The East Half of Southeast Quarter of the Southeast Quarter of Section 11, Township 9 South, Range 8 West, Calcasieu Parish, Louisiana, LESS AND EXCEPT:

(1) A one acre square in the Southwest Corner sold to Virgil L. Donham, recorded in Conveyance Book 305 at Page 615 of the records of Calcasieu Parish, Louisiana;






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(2) 1.03 acres sold to Stockwall, recorded in Conveyance Book 236 at Page 280 of the records of Calcasieu Parish, Louisiana;

(3) Two acres, more or less, described in that surface lease in favor of Union Texas Natural Gas Corporation, recorded in Conveyance Book 775 at Page 584 of the records of Calcasieu Parish, Louisiana.

II. All that tract in Lot 13 of Section 12, Township 9 South, Range 8 West, West of a line described as commencing at the Southwest Corner of Lot 13 of Section 12, Township 9 South, Range 8 West, thence North 19 degrees 36 minutes 10 seconds East a distance of 771.13 feet to a point; thence North 5(degree)38'00" East to the Calcasieu River and Old Town Bay, a distance of 554.29 foot, more or less.

Tract No. 4
-----------

An easement and/or servitude for a pipeline, which easement and/or servitude shall be 30 feet in width, together with all rights of ingress and egress which the law affords across the following described property, to-wit:

         The East 29 acres of all that part or parcel of Lots 13 and 14 of
Section 12, Township 9 South, Range 8 West (less and except the east 495 feet of Lot 14 sold to O.H. Castle on May 22, 1912, and a strip adjoining same on the west being 690 feet wide sold to Fay H. Mertz on August 15, 1919 lying east of a private shell road whose east line is located upon and may be described as commencing at the southwest corner of Lot 13 of Section 12, Township 9 South, Range 8 West, thence running North 19 degrees 36 minutes 10 seconds east a distance of 771.13 feet to a point, thence North 5 degrees 38 minutes 00 seconds east to the Calcasieu River and Old Town Bay a distance of 554.29 feet, more or less, which tract contains 59 acres, more or less.





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                                    EXHIBIT B

REFINERY DESCRIPTION

1.0  Onsite Processing Equipment

1.1 One 38,000 barrel per day crude unit containing significant alloy materials suitable for adaptation to process sour crude oil. The 12 percent chrome alloy- lined fractionator, which has 36 alloy trays, is capable of producing light naphtha overhead, and as side cuts:

         - Heavy naphtha, kerosene (either JP-4 or Jet A-1), No. 2 diesel and atmospheric gas oil. Reduced crude oils, may be sold as special No. 5 fuel oil, is produced from the fractionator bottom.

     The fractionator has four steam side strippers, one each for heavy naphtha, kerosene, No.2 diesel and atmospheric gas oil.

1.2 In addition to the main fractionator, there is a 5-foot diameter debutanizer containing 24 trays complete with pumps, exchangers, etc.

1.3 A 10, 000 barrel a day naphtha Bender treater capable of treating either fight naphtha or a combined stream of light and heavy naphtha.

1.4 A 6,000 barrel a day kerosene Bender treater capable of treating JP-4 or Jet A-1 produced directly from the main fractionator. This Bender also contains a salt drier and two clay filters.

1.5 One 16,500 barrel a day vacuum distillation unit complete with an 11 -foot ID column and 54 MM BTU/Hr alloy vacuum heater.

1.6 An 8,500 barrel per day heavy naphtha hydrotreater (approximately 85 percent complete) now under construction.

1.7 An 8,500 barrel per day, 250 psi separator pressure, magnaformer (85 percent complete) now under construction.


2.0  Offsite Equipment

2.1  One 30,000 Lb/Hr, 250 psig steam boiler (gas or oil fired).

2.2 One 60,000 Lb/Hr, 135 psig steam boiler rated at 750 psig with superheater (boiler needs to be retubed).






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2.3  One water treating system consisting of sand filters, Zeolite water softeners, 1,000 barrel treated water tank, deaerating feed water pumps (two pumps; one steam turbine driven, one electric driven), 90,000 Lb/Hr steam deaerating feed water heater, boiler feed water pumps (two electric and two steam turbine driven).

     Note: Boilers have automatic controls and are capable of furnishing full rated steam load during electric power failure.

2.4 Non-lubricating instrument air system consisting of one electric rotary air compressor and drier and one electric reciprocating air compressor with drier spared by one steam engine driven air compressor.

2.5 One utility air system consisting of one 40 HP reciprocating electric driven air compressor, surge drum and necessary galvanized air piping.

2.6 One river barge dock capable of loading two barges at a time or, as an alternate, loading one barge and unloading crude oil at the same time.

Lines to and from the river are as follows:

               1 - 10" crude loading or loading line
               1 - 10" steam traced and insulated resid loading line
               1 - 10" diesel and/or gas oil loading line
               1 - 10" kerosene and/or jet fuel loading line
               1 - 10" naphtha loading line
               1 - 4" slop line
               1 - 2" steam fine
               1 - 10" steam traced and insulated asphalt loading line

     All products are capable of being loaded at an average of 4,500 barrels per hour.

2.7 One four-spot bottom loading truck- rack equipped with underground vapor recovery fines to a vapor recovery unit.

2.8 Five water-cooling towers; four rated at 500 GPM and one which is new and has never been used rated at 10,000 GPM.

     The four 500 GPM towers are connected in parallel and are served by two water pumps rated at 2,000 GPM each, one electric driven and one steam turbine driven. The pumps for the10,000 GPM cooling tower are in storage. These pumps, while new, have never been installed.


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3.0  Waste Water Systems

     The refinery handles process water and stormwater at two permitted
     Outfalls.

     Outfall 001
     -----------

     The influent flow to the Wastewater Treatment System consists of Cooling Tower Blowdown, Boiler Blowdown, and Process Stormwater run off. These streams lead into a collection sump, then pumped into an Oikl Water Separator, which consists of a pressurized corrugated plate interceptor. Recovered oil from this unit is pumped to Tank- 102 the Recovered Oil Tank for reuse. The wastewater discharge from the oil water separator then flows into Tank 20-16, a 20,000 barrel Equilization Tank. The wastewater is pumped into a Biological Treatment System. The treated water is then pumped through a sandfilter as a precaution, then is discharged at our permitted outfall 001, which consists of a continuous flow meter, continuous pH meter, and an automatic sampler.

     Outfall 002
     -----------

     This permitted Outfall handles all Stormwater run off in the Tankfarm. Samples are taken from this outfall prior to discharge. After receiving analytical data, the water is then pumped through an Oil Water Separator as a precaution, then discharged.

4.0  Flare System

4.1 One John Zink smokeless flare system complete with 90-foot tower and blowdown drum. All relief valves are connected to this system.

5.0  Fire Water System

5.1 One looped fire water system capable of pumping 1,800 GPM, fire plugs with 2 - 2/12 hose connections and one 6 inch pumper connections are spaced every 200 feet around the tank farm and process area. Currently a new 1,000 GPM- 150 psi diesel fire pump is on order. Pump has recently been installed.

6.0  Buildings

6.1 Office building 40' x 100' complete with control laboratory made of concrete block.

6.2 One combination bathhouse and maintenance warehouse 30' x 60' of prefabricated steel.

6.3  One maintenance and welding shop 30' x 60' of prefabricated steel.

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6.4  One construction warehouse 30' x 60' of prefabricated steel complete with construction offices.


6.5  One control room and electric switch room 20' x 72' made of concrete block.

6.6  One reformer control room 16'6" x 30'0" of concrete construction.

6.7  One vacuum unit switch house 16' x 30' made of concrete block.

7.0  Storage Tanks

     1 - 55,000 barrel pontoon floating roof tank for crude
     1 - 80,000 barrel cone roof with steam coil tank for fuel oil/Asphalt sales 1 - 40,000 barrel cone roof tank for crude
     1 - 30,000 barrel cone roof tank for gas oil sales
     1 - 10,000 barrel cone roof with steam coils tank for ATB rundown for vacuum unit feed
     2 - 110,000 barrel pontoon floating roof crude tanks
     2 - 15,000 barrel internal steel pan floating roof tanks for jet fuel/Naphtha sales
     2 - 10,000 barrel pontoon floating roof tanks for naphtha rundown
     2 - 10,000 barrel cone roof tanks for kerosene and/or jet fuel rundown
     1 - 55,000 barrel cone roof tank/Asphalt sales
     1 - 55,000 barrel cone roof tank/Gas Oil sales
     2 - 10,000 barrel cone roof diesel rundown tanks

8.0 Asphalt Terminal

8.1 Eight coiled and insulated cone roof tanks complete with in-tank mixers as follows:

     8.la      30,000 barrel Tank 30-20 for heavy base asphalt
     8.lb      30,000 barrel Tank 30-25 for light base asphalt
     8.lc      5,000 barrel Tank 5-31 for polymer asphalt base stock
     8.ld      5,000 barrel Tank 5-35 for polymer asphalt base stock
     8.le 2,500 barrel Tank 2-28 for blended polymer asphalt loading tank 8.le 2,500 barrel Tank 2-29 for blended polymer asphalt loading tank 8.le 2,500 barrel-Tank 2-37 for blended polymer asphalt loading tank 8.le 2,500 barrel Tank 2-38 for blended polymer asphalt loading tank

8.2 Two - 6 inch jacketed Viking asphalt pumps, each complete with 60 H.P. electric motors to transfer base asphalt to polymer terminal area from Tanks 30-20 and 30-25.

8.3 One 15 million BTU/Hr gas fired asphalt heater connected to Tanks 30-20 and 30-25.


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8.4  One 100 H.P. 135 psig gas fired steam boiler connected to the steam coils in Tanks 30-20 and 30-25. This boiler is also used for steam tracing of asphalt.

8.5 One 5 million BTU/Hr gas fired cycle oil heater for heating asphalt Tanks 5- 31, 5-35, 2-28, 2-29, 2-37, and 2-38, plus heat tracing.

8.6 One combination polymer emulsion mill housed under 40' x 100' metal open sided building.

8.7 One 4-inch Viking jacketed asphalt pump complete with 25 H.P. electric motor for polymer asphalt transfer.

8.8 Two 4-inch Viking jacketed asphalt pump complete with 25 H.P. electric motors for asphalt truck loading.

8.9 Asphalt Lab and Office building with $600,000 worth of lab furniture and SFW asphalt testing equipment.

8.10 One - two spot, roofed, top loading rack complete with one set of truck scales and loading office.

8.11 One concrete block motor control building, complete with 1,500 KVA transformer, 2,000 amp circuit breaker and two motor control centers to control all existing three phase electric motors.










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                                    EXHIBIT C

                              Permitted Exceptions